SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Xylem Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party

	(4)	Date Filed

Xylem Inc.2020 Proxy Statement Notice of Annual Meeting of Shareholders May 13, 2020

1 International Drive

Rye Brook, NY 10573

Dear Xylem Shareholders,

As we come to the end of the first quarter of 2020, our thoughts are obviously dominated by the extraordinary time in which we find ourselves. First and foremost, we are focused on the health and well-being of everyone in the extended Xylem family, our customers, business partners and the communities our vital services collectively support. We hope you and your loved ones stay healthy as well.

It’s clearly appropriate that we are all concerned with the immediate -- how we can be safe, how we can reinforce business continuity, how we can best serve our communities in a time of need. It will be some time, however, before we know the extent of COVID-19’s impact. Since this letter is a once-a-year opportunity, we thought it would be valuable to take a moment also to consider the longer view: not only what’s immediate, but what endures.

Five years ago, we set a bold vision to become a company that could combine the power of digital and hardware solutions to strengthen our customers’ capability to address the world’s toughest water and resource challenges: water scarcity, infrastructure resilience to climate change, and the affordability of water for communities everywhere.

An evolution to sustainable growth

That was 2015. The Company was delivering low-single-digit growth. Emerging markets contributed roughly $750 million in total revenue. Our vitality index – the proportion of sales from new products launched in the previous five years – stood at 18%. We had no presence in the fast-growing metrology marketplace and relatively few digital solutions.

Now, five years later, we are delivering mid-single-digit organic growth and have placed Xylem at the leading edge of innovation in the sector. Our investments -- in acquisitions and in R&D -- have brought market-leading technologies into our portfolio. Our vitality index is up to 25%, and Emerging Markets now deliver well over $1 billion – with China growing more than 50% and India more than doubling over the same timeframe.

As we have invested in new geographies and product segments, we have also expanded our profit margins, while ensuring our growth is sustainable. Earnings per share grew at a compound annual rate of 13% over the last five years, while EBITDA rose by 65%. And we have further sharpened our operational execution, enabling growth and increased financial returns in the midst of volatile and uncertain market conditions.

That operational discipline was key to our 2019 performance. While the first half of the year presented solid mid-single digit growth, the second half brought some sudden challenges, particularly given the market softening in our US Industrial and Commercial end-markets. But the team adapted to those changing conditions with great agility, and we delivered full-year organic revenue growth of almost 4%* and earnings per share growth of 5%*, year on year -- in fact, up 9% excluding foreign exchange effects.

Because we have focused on managing the things we can control -- while also maintaining our investment for growth -- we are well positioned for the future. We’ve built strong fundamentals that give us confidence about continuing to deliver significant value creation – from near-term and long-term growth, margin expansion, and very strong cash generation.

Of course, we also realize we have more work to do to realize the full potential of Xylem and to make a transformational impact on the communities we serve.

Durability and digitization

We are fortunate to be building on a long history of market leadership, including brands that have helped our customers solve water and other resource challenges for more than a century. These solutions are the core on which Xylem was built. Their longevity shows the durability of our business model, the deep expertise of our people, and the trusted relationships we have forged with utilities and consumers of water and other natural resources around the world.

As the world’s leading water technology provider, we are uniquely positioned to help our customers solve global water challenges. Climate change, population growth and urbanization are making supplies of fresh water scarce, and testing the resilience of aging water infrastructure. And these are expensive problems to solve, exacerbating the issue of water affordability.

* Non-GAAP financial measures that exclude certain items. For a description and reconciliation of the items excluded from these measures relative to our reported GAAP financial results, please refer to pages 30-31 of Xylem’s 2019 Annual Report on Form 10-K.

Addressing these urgent and growing threats will drive a generation of work in the water sector. Conventional water technologies will remain essential, and new technologies are needed to augment them. Fortunately, disruptive digital solutions are offering bold new possibilities, just as a new generation of digital natives enters the workforce.

The water sector is still at the start of its digital transformation journey. Water operators increasingly recognize the need to embrace digital solutions. And industrial, commercial building, residential and agriculture customers are also seeking new ways to address the consumption, discharge and recovery of water in more sustainable ways. But, until recently, the digital transformation of their operations has been a fragmented and daunting proposition.

We can bring our expanding platform of digital solutions, along with our heritage of proven technologies and expertise, to help these professionals who are on the front line. It is an exciting opportunity for Xylem.

Sustainability at the center of our company

Coming into this past year, Xylem was making good progress on sustainability. We achieved a “Leader” rating from Sustainalytics, the benchmark assessor of corporate sustainability programs, and increasing public recognition followed – such as appearing on Fortune’s Change The World list. We also negotiated an innovative, first-of-its-kind sustainability-linked credit facility, connecting a portion of our financing cost to our sustainability performance.

There have been important advances across Xylem’s footprint, but we also saw a bigger opportunity: to drive sustainability across our products and solutions – and, in doing so, further our mission as a company. In this sense, we have broadened our lens on sustainability to address not only our own practices and operations but also the outcomes we create with our customers and in our communities.

To make our commitment tangible, we laid out new, signature sustainability targets through 2025. You can read the full list of those 2025 goals in our latest Sustainability Report (xylem.com/sustainability).

Serving our customers and their communities

We are privileged to work with such a committed and talented global team. More than 93% of Xylem employees recently offered their extensive views on everything from culture to customer focus via our most recent engagement survey. One of their most consistent messages: Xylem colleagues are highly motivated and committed to being part of a company that’s making a difference.

The difference we make requires a team far bigger than just our Xylem colleagues, however. Our customers and partners are the direct agents of change, working tirelessly to tackle the challenges facing all our communities. It’s our privilege to serve them and work beside them.

And that extended team includes all our shareholders, too. We can only “solve water” so long as it is an attractive investment for those who provide us the capital to do so. Fortunately, water technologies create exceptional economic and social value.

We have strong and durable business fundamentals, and we are excited about the ability to continue to deliver attractive, sustainable growth and financial returns to our shareholders.  Thank you for joining us, along with our more than 16,000 Xylem colleagues, and our customer, channel and community partners.

Sincerely,

Markos I. Tambakeras Board Chair

Patrick K. Decker President & CEO

1 International Drive

Rye Brook, NY 10573

Notice of 2020 Annual Meeting of Shareholders

April 1, 2020

Date and Time:	Wednesday, May 13, 2020, at 11:00 a.m. ET
Virtual Meeting:	www.virtualshareholdermeeting.com/XYL2020
Agenda:

1.     Election of ten director nominees named in the Proxy Statement.

2.     Ratification of appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2020.

3.     Advisory vote to approve the compensation of our named executive officers.

4.     Shareholder proposal on the ownership threshold for calling a special meeting of shareholders, if properly presented at the meeting.

5.     Transact such other business as may properly come before the meeting.

Record Date:	March 16, 2020
Mailing or Availability Date:	Beginning on or about April 1, 2020, this Notice of Annual Meeting and the 2020 Proxy Statement are being mailed and made available to shareholders of record as of March 16, 2020.
Voting by Proxy:

YOUR VOTE IS VERY IMPORTANT. Whether or not you attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the following methods. Make sure you have your proxy card, voting instruction form, or notice of internet availability in hand and follow the instructions.

•   By Phone: In the U.S. or Canada, vote your shares toll-free by calling 1-800-690-6903

•   By Internet: Go to www.proxyvote.com

•   By Mail: Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided.

In the event you attend and participate in the virtual Annual Meeting, you may, if so desired, revoke the proxy by voting your shares during the meeting.

Attending the Virtual-Only Annual Meeting:

Shareholders who wish to attend and participate in the virtual Annual Meeting, including to vote, should review the “Voting and Meeting Information” section (starting on page 61) for details on how to do so.

In light of the public health crisis resulting from the coronavirus (COVID-19) pandemic and the related protocols and orders that federal, state and local governments have, or may in the future, implement, the Board of Directors has, after careful consideration, determined to conduct the Annual Meeting exclusively via live webcast. The Board of Directors believes this is the right decision for Xylem and its shareholders at this time as the virtual Annual Meeting will facilitate shareholder attendance and participation while safeguarding the health of our shareholders, the Board of Directors and Xylem’s management. You will be able to attend the Annual Meeting online, view the list of shareholders of record as of March 16, 2020, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XYL2020.

By Ortder of the Board of Directors,

Claudia S. Toussaint, SVP, General Counsel, Chief Sustainability Officer & Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting:
Our 2020 Proxy Statement and Annual Report for the year ended December 31, 2019 will be available online at www.proxyvote.com and are currently on our website at www.xylem.com under “Investors.”

Proxy Statement Summary

This Proxy Statement was prepared in connection with the solicitation of proxies by the Board of Directors of Xylem Inc. (“Xylem” or the “Company”) for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). Below are highlights of certain information in this Proxy Statement. We encourage you to read the entire Proxy Statement and 2019 Annual Report before you vote.

2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Record Date	Location
May 13, 2020 at 11:00 a.m. ET	March 16, 2020	Virtual at www.virtualshareholdermeeting.com/XYL2020

Agenda Items:

Proposal		Board Recommendation	Page Reference
1	Election of directors	FOR	7
2	Ratification of the appointment of Deloitte & Touche LLP for 2020	FOR	14
3	Advisory vote to approve named executive officer compensation	FOR	17
4	Shareholder Proposal: Shareholder proposal on the ownership threshold for calling a special meeting of shareholders	AGAINST	18

In light of the public health crisis resulting from the coronavirus (COVID-19) pandemic and related protocols and orders that federal, state and local governments have, or may in the future, implement, Xylem’s 2020 Annual Meeting will be held exclusively via a live webcast. Shareholders of record as of the close of business on March 16, 2020 (the record date) will be able to attend the Annual Meeting online, vote their shares electronically, submit questions and view the list of shareholders as of the record date by visiting www.virtualshareholdermeeting.com/XYL2020. To log into the meeting, use the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials. We designed the format of this year’s virtual Annual Meeting to ensure that our shareholders who attend will be afforded the same rights and opportunities to participate as they would had the meeting been held in person. For additional information, please see “How do I attend and participate in the online Annual Meeting?” in the “Voting and Meeting Information” section.

HOW TO VOTE YOUR SHARES

You may vote using any of the following methods if you were a shareholder as of the close of business on March 16, 2020

By Phone +1-800-690-6903 (US and Canada only)	Online www.proxyvote.com
By Mail Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided	Annual Meeting Vote online during the virtual Annual Meeting

Xylem 2020 Proxy Statement  |  1

CORPORATE GOVERNANCE - HIGHLIGHTS

We are committed to sound corporate governance that promotes the long-term interests of shareholders and other stakeholders, strengthens Board and management accountability and helps build trust in the Company. The “Corporate Governance” section describes our governance framework, which includes the following highlights:

Board Matters

✔ All directors are independent except our CEO (91%)

✔ Independent Chair

✔ Overall Board and committee meeting attendance of 95% in 2019

✔ Declassified board with all directors elected annually

✔ Regularly-scheduled executive sessions of the independent directors of the Board and each committee without management present

✔ Robust director nominee selection process with    commitment to diverse candidate pools

✔ Diverse and skilled Board

✔ Oversight by full Board and committees of strategy and risk, including cybersecurity

✔ Oversight of environmental, social and governance (“ESG”) approach, including regular updates to the Nominating & Governance Committee

✔ Annual Board, committee and individual director self-assessments with periodic evaluations by an independent third party

✔ Orientation program for new directors

✔ Actively managing Board succession with a focus on diversity of thought & background, innovation & technology and global leadership experience

Shareholder Matters
✔ Majority voting with a director resignation policy for directors in uncontested elections ✔ Shareholder proxy access right ✔ Regular engagement with shareholders	✔ Shareholders have the right to call special meetings ✔ Annual “say on pay” advisory vote ✔ One class of stock ✔ No poison pill

We value the views of our shareholders and believe that fostering positive relationships with our shareholders is critical to our long-term success. To help management and the Board understand and consider the issues that matter most to our shareholders, we regularly engage with our shareholders on a range of topics related to the Company's performance, strategy for long-term growth, governance profile, compensation philosophy, and efforts regarding sustainability and social value creation. See the “Shareholder Engagement Program” section under Corporate Governance for more information on our shareholder engagement program.

OUR STRATEGY

Our strategy is to enhance shareholder value by providing distinctive solutions for our customers' major challenges associated with water. We strive to make global water security possible by reducing water scarcity and make infrastructure resilient to the effects of climate change, while making solutions affordable. Key elements of our strategy are:

•	Accelerating Profitable Growth. To accelerate growth, we continue to focus on several priorities:
o	Emerging Markets - We seek to expand in priority emerging markets through increased focus on product localization and channel development.
o

Innovation & Technology - We seek to enhance our innovation efforts with increased focus on smart, digitally-enabled technologies and innovation that can significantly improve customers’ water productivity, quality and resilience.

2  | Xylem 2020 Proxy Statement

o	Commercial Leadership - We are strengthening our capabilities by simplifying and modernizing our commercial processes and supporting information technology systems.
o	Mergers and Acquisitions - We continue to evaluate and, where appropriate, act upon attractive acquisition candidates to accelerate our growth, including into adjacent markets.
•

Driving Continuous Improvement. We seek to embed continuous improvement into our culture and simplify our organization to make the Company more agile and more profitable and create room to reinvest in growth. To accomplish this, we will continue to strengthen our lean six sigma and global procurement capabilities, while also continuing to optimize our cost structure through business simplification, which aims to eliminate structural, process and product complexity.

•

Developing Leadership and Talent. We continue to invest in attracting, developing and retaining world-class talent with a focus on leadership and talent development programs. We will continue to align individual performance with the objectives of the Company, our shareholders and other stakeholders.

•

Focusing on Execution and Accountability. We seek to ensure the impact of these strategic focus areas by holding our people accountable and streamlining our performance management and goal deployment systems.

•

Creating social value in everything we do. We seek to have a positive impact on communities through the combination of sustainable practices, corporate social responsibility and employee, customer, and stakeholder engagement.

EXECUTIVE COMPENSATION - HIGHLIGHTS

We provide our named executive officers (“NEOs”) with short- and long-term compensation opportunities that encourage performance to enhance shareholder value while avoiding excessive risk-taking. Our Leadership Development and Compensation Committee aligns our NEOs’ compensation with shareholder interests through a balanced and competitive equity program that uses a mix of restricted stock units, performance share units and stock options. A significant portion of our NEOs’ pay is performance-based, capped and not guaranteed, and in 2019 made up approximately 87% of total direct compensation for our CEO and approximately 75% of total direct compensation for our other NEOs (see charts below). In 2019, we received a high level of shareholder support (92%) in our say-on-pay advisory vote. See the “2019 Advisory Vote to Approve Executive Compensation” section under the Compensation Discussion and Analysis.

2019 NEO Total Direct Compensation Mix*:

*Percentage of pay is based on annual target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) and excludes any one-time awards granted upon hire.

Xylem 2020 Proxy Statement  |  3

Highlights of our executive compensation include:

What We Do	What We Don’t Do

✔Pay for performance

✔Double-trigger change of control provision

✔Peer group selection

✔Annual risk assessment

✔Proactive management of share utilization

✔Compensation benchmarking

✔Clawback policy

✔Balanced compensation design

✔Stock ownership guidelines

✔Insider trading policy (updated 2019)

✔Engage an independent compensation consultant

✔Annual “say on pay” shareholder vote

✘No executive perquisites ✘No special retirement for NEOs ✘No tax gross-ups ✘No fixed-term employment contracts ✘No repricing of stock options ✘No pledging, hedging and shorting permitted

OUR COMMITMENT TO SUSTAINABILITY - HIGHLIGHTS

At Xylem, sustainability is at the center of who we are and what we do.  As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation, and are focusing on the powerful capabilities of smart technology, integrated management and data analytics.

Xylem approaches sustainability as a way to generate economic value while also creating value for society. Accordingly, in 2019, we evolved our approach to leverage sustainability in our decision-making toward long-term value creation for our shareholders, customers, employees and communities in which we operate. Xylem is helping to create a water-secure world while creating social and economic value in the following three ways:

Serving Our Customers  We provide innovative technologies, solutions and expertise that help  our customers solve major water challenges like water affordability, scarcity and resilience.   Building a Sustainable  Company   We know that in order to be a company that advances sustainability, we need a strong foundation and to execute with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity and inclusion, and look to be a standard-setter in all that we do.  Empowering Communities  We are a company that is committed to creating both economic and social value. We strive every day to have a social impact and solve water for communities in need, including those affected by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

4  | Xylem 2020 Proxy Statement

This shared value approach is designed to generate increased economic and social value and requires our business, environmental and social aims to mutually thrive. To this end, we are focused on minimizing negative environmental and social impacts from our operations and creating programmatic and alternative business model strategies that benefit society and the communities in which they are implemented. In addition, the mission of Xylem Watermark, our corporate social responsibility program, is to provide education and access to safe water to enable healthy lives, gender equality, and resilient communities. We are proud of the program’s expanded strategy to engage a larger ecosystem of stakeholders, as well as the fact that approximately 9,900 of our employees participated in volunteerism activities in 2019.

Xylem’s ongoing commitment to sustainability and the results we have achieved have led to our inclusion on several of the world’s most prestigious sustainability equity indexes, as well as several notable sustainability recognitions. In 2019, we announced the first sustainable improvement loan in the General Industrial Sector in the United States, which ties the Company’s borrowing rates to our Sustainalytics rating, an important barometer of Xylem’s continued commitment to sustainability. The individual component of the 2019 Annual Incentive Compensation for both our President & Chief Executive Officer and our Senior Vice President, General Counsel & Chief Sustainability Officer was tied to Xylem’s sustainability performance as rated by Sustainalytics. We are also proud signatories to a number of important sustainability compacts, pledges and mandates, demonstrating our commitment to continuous improvement against the core elements of each while helping us better understand and manage our own opportunities and risks in the environmental, social and governance arena.

Xylem 2020 Proxy Statement  |  5

6  | Xylem 2020 Proxy Statement

PROPOSALS TO BE VOTED ON AT THE 2020 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

We are a global water technology company committed to developing innovative technology solutions to the world's water challenges.  Our Board, through its Nominating and Governance Committee, regularly reviews the experience, skills and qualifications needed to properly oversee the interests of the Company and its shareholders, taking into account the Company's short- and long-term strategies and evolving global operations. The Nominating and Governance Committee then compares those attributes to those of the current directors and potential director candidates. The Nominating and Governance Committee conducts targeted efforts to identify and recruit individuals that have the experience, skills and qualifications identified through this process, keeping in mind our commitment to diversity. Directors and candidates should be persons of the highest personal and professional ethics, integrity and values, with significant accomplishments and recognized stature, and who bring a diversity of backgrounds and perspectives to the Board and are committed to representing the long-term interests of the shareholders. Our Board believes that the Director Nominees have the appropriate mix of experience, skills, qualifications and attributes needed to lead the Company at the Board level.

Xylem's Director Nominees - Experience, Skills, Qualifications & Attributes
C-Suite Leadership	Operational Expertise	Diversity of Thought & Background

Corporate Governance	Strategy	Global Business

Technology & Innovation	Relevant Industry Expertise	Sales & Marketing

Financial	Risk Management	Talent Management

Xylem's Current Board of Directors and Director Nominees - Composition
Name	Age	Director Since	Principle Occupation	Independent	Audit	LDCC	NG	TLC
Jeanne Beliveau-Dunn	60	2017	President, Claridad LLC	✓		✓		✓
Curtis Crawford[1]	72	2011	President & Chief Executive Officer, XCEO	✓	✓			✓
Patrick Decker	55	2014	President & CEO, Xylem Inc.	CEO
Robert Friel	64	2012	Former Chairman & CEO, PerkinElmer, Inc.	✓	✓*		C
Jorge Gomez	52	2019	CFO, DENTSPLY SIRONA Inc.	✓	✓*		✓
Victoria Harker	55	2011	EVP & CFO, TEGNA, Inc.	✓	C*		✓
Sten Jakobsson	71	2011	Former President & CEO, ABB AB	✓	✓		✓
Steven Loranger	68	2011	Former Chairman, President & CEO, ITT Corp.	✓		✓		C
Surya Mohapatra	70	2011	Former CEO & Chairman, Quest Diagnostics Inc.	✓		✓		✓
Jerome Peribere	65	2013	Former President & CEO, Sealed Air	✓		C		✓
Markos Tambakeras	69	2011	Former Chairman, President & CEO, Kennametal, Inc.	✓Chair			✓

* = Financial Expert           C = Committee Chair         1 Retiring from the Board of Directors with his term ending at the Annual Meeting

Xylem 2020 Proxy Statement  |  7

Director Tenure  0-2 1  3-6 2  7-10 7   Director Age    Diversity – Gender & Ethnicity  Women 2  Ethnic Diversity 2   Diversity –  Global Origin

All director nominees will be elected for a one-year term.

The Board has determined that each nominee, other than our CEO, Mr. Decker, is independent from the Company and management.  Each nominee brings experience, expertise and diverse perspectives that will contribute to the overall strength of the Board in its oversight role. Each of the nominees currently serves on our Board, and each nominee was elected by our shareholders last year. Each nominee agreed to be named in this Proxy Statement and to serve as a director, if elected.  In the event that a director nominee should become unavailable for election, the persons named as proxy will have the right to use their discretion to vote for a substitute, or the Board may reduce the number of directors.  For more information regarding director nominations and qualifications, see the “Board Composition and Refreshment” section.

The following are summaries of the business experience and other qualifications of each of the nominees.

Our Board of Directors recommends that you vote FOR the election of each of the Director Nominees

8  | Xylem 2020 Proxy Statement

Director Nominees

Jeanne Beliveau-Dunn, 60 Independent Director Director since 2017	Patrick K. Decker, 55 President & Chief Executive Officer Director since 2014
Committees: •Leadership Development & Compensation •Technology Leadership	Committees: N/A

Qualifications, Attributes and Skills

Ms. Beliveau-Dunn brings extensive innovation and technology experience to our Board, as well as significant experience in international operations, sales and marketing, sustainability, business transformation and talent management, including building network operations and security teams. She is a leading voice on digitization and a pioneer in cloud, software-as-a-service and cybersecurity and business productivity software.

Professional Experience

•Chief Executive Officer & President of Claridad, LLC, a digital and IoT consulting firm, since April 2018

•Vice President & General Manager of Cisco Systems Inc., a global technology company, where she managed the products and services business and operations, and built and operated centers of excellence, learning and knowledge, and innovation practices for scale

•During her 22-year career at Cisco, she built effective networking, digital and security solutions, including strategies for IoT in smart cities and industrial and energy markets.

•Fellow of the National Association of Corporate Directors

•President of the Board of the IoT Talent Consortium, a membership-driven non-profit organization, from 2016 through March 2018

Other Public Company Boards

•Columbus McKinnon Corp (2020-present)

•Edison International (2019-present)

•Southern California Edison Company (2019-present)

Qualifications, Attributes and Skills

Mr. Decker brings to the Board valuable global leadership experience, expertise in strategy, business operations, sustainability, finance and risk management and extensive knowledge of emerging markets and relevant industries, including the water industry. He also brings deep experience leading and integrating transformative acquisitions and executing other strategic transactions.

Professional Experience

•President & Chief Executive Officer of Xylem from March 2014 to present

•President & CEO of Harsco Corporation, a global industrial services company, from October 2012 to March 2014

•Prior to joining Harsco, served in a number of leadership roles for Tyco International’s Flow Control business, ultimately serving as President of Tyco Flow Control, a leader in industrial flow control solutions

•Earlier in his career, held a number of progressively responsible financial leadership positions at Bristol-Myers Squibb Company, including nine years of service in Latin America and Asia

•Started his career as an auditor for Price Waterhouse LLP, now PricewaterhouseCoopers, LLP

•Serves on the advisory council for the Dean of the Kelley School of Business at Indiana University

•Member of the Bipartisan Policy Center’s Executive Council on Infrastructure

•Member of the Energy and Environment Committee of the Business Roundtable

Other Public Company Boards

•Harsco Corporation (2012-2014)

Xylem 2020 Proxy Statement  |  9

Robert F. Friel, 64 Independent Director Director since 2012	Jorge M. Gomez, 52 Independent Director Director since 2019
Committees: •Audit & Finance •Nominating & Governance (Chair)	Committees: •Audit & Finance •Nominating & Governance

Qualifications, Attributes and Skills

As former President, CEO and Chairman of a large public company and a seasoned director, Mr. Friel brings extensive experience in global technology companies as well as deep strategic, financial, tax and board leadership experience. Mr. Friel also brings to our Board expertise in leadership development, risk management, corporate governance, including executive compensation, as well as experience leading and integrating strategic transactions.

Professional Experience

•Served as Chief Executive Officer of PerkinElmer, Inc., a multinational corporation focused on human and environmental health, from January 2008 until his retirement in December 2019

•One of the primary architects of PerkinElmer's transformation into a global technology leader

•Joined PerkinElmer in 1999 and held a variety of positions, including Executive Vice President & Chief Financial Officer, with responsibility for business development and information technology, in addition to his oversight of the finance function

•Served as PerkinElmer’s President of Life and Analytical Sciences, and President & Chief Operating Officer.

•Prior to joining PerkinElmer, held several global financial executive positions, including Vice President & Treasurer, over 19 years with AlliedSignal, Inc. (now Honeywell International Inc.)

Other Public Company Boards

•West Pharmaceutical Services, Inc. (2020-present)

•PerkinElmer, Inc.  (2006-2019); Chairman (2009-2019)

•NuVasive, Inc. (2016-present)

•CareFusion, Inc. (2009-2015)

•Fairchild Semiconductor, Inc. (2004-2009)

Qualifications, Attributes and Skills

Mr. Gomez brings to the Board extensive global business experience and broad financial expertise, including financial and business strategy, tax strategy and planning, and capital deployment. He also brings significant experience in corporate governance, risk management, talent development and M&A analysis, execution and integration.

Professional Experience

•Executive Vice President & Chief Financial Officer of Dentsply Sirona, Inc., a manufacturer of professional dental products and technologies, since August 2019

•Served as Chief Financial Officer of Cardinal Health, a global, integrated healthcare solutions company, from January 2018 to August 2019

•Held a variety of positions at Cardinal Health from 2006 until being named CFO in January 2018, including chief financial officer of the Medical segment, chief financial officer of the Pharmaceutical segment, corporate treasurer and corporate controller

•Previously, held positions at General Motors Corporation, including executive and managerial posts in New York, Singapore, Belgium, and Brazil

•Served on the Mount Carmel Health System Board of Trustees, the executive board of Red Oak Sourcing, the Business Advisory Council at Miami University, and the Dublin Food Pantry board

10  | Xylem 2020 Proxy Statement

Victoria D. Harker, 55 Independent Director Director since 2011	Sten E. Jakobsson, 71 Independent Director Director since 2011
Committees: •Audit & Finance (Chair) •Nominating & Governance	Committees: •Audit & Finance •Nominating & Governance

Qualifications, Attributes and Skills

Ms. Harker brings to the Board extensive global business experience with a wide-ranging management and financial background and experience in the digital transformation of businesses. Ms. Harker’s deep experience as both a sitting CFO and director of other public companies provides additional critical skills, including with respect to governance, strategic and transformative transactions, cybersecurity, operations, risk management, capital allocation, audit and compliance.

Professional Experience

•Executive Vice President & Chief Financial Officer of TEGNA, Inc., since June 2015 when Gannett Co. spun off its broadcast and digital businesses; in 2017, TEGNA spun off and sold its digital businesses

•CFO of Gannett from July 2012 to June 2015

•Prior to joining Gannett in 2012, served as the CFO and President of Global Business Services of the AES Corporation, a diversified, multinational power generation and utility company

•Prior to joining AES in 2006, held several key leadership roles including Acting CFO and Treasurer of MCI and CFO of MCI Group, a unit of World-Com Inc.

•Member of the American University Advisory Council for the Kogod School of Business

•Served as a trustee on the Board of Visitors of the University of Virginia (2012 – 2016) and continues to serve on a number of advisory boards

Other Public Company Boards

•Huntington Ingalls Industries (2012-present)

•Darden Restaurants, Inc. (2009-2014)

Qualifications, Attributes and Skills

As a former CEO, Mr. Jakobsson brings to our Board extensive experience in managing global industrial organizations, including expertise in international sales, manufacturing, operations and supply chain management. Mr. Jakobsson brings global experience to our Board, possessing a distinctly European perspective. Given his lengthy executive and board experience, he also provides valuable insights in the areas of governance, compliance, sustainability and strategy.

Professional Experience

•President & Chief Executive Officer of ABB AB, the Swedish subsidiary of ABB Ltd., a leading power and industrial automation company, until his retirement in 2011

•During his nearly 40-year career at ABB, held several key leadership positions, including Head of the North Europe Region and Executive Vice President of the Power Transmission and Distribution Segment

•Served as Chairman of Power Wind Partners AB, a private Swedish company, from 2011 to 2018

•In 2018, joined the board of Arla Plast AB, a private Swedish company

Other Public Company Boards

•SAAB AB (2008-present)

•FLSmidth & Co. A/S (2011-2017)

Xylem 2020 Proxy Statement  |  11

Steven R. Loranger, 68 Independent Director Director since 2011	Surya N. Mohapatra, Ph.D., 70 Independent Director Director since 2011
Committees: •Leadership Development & Compensation •Technology Leadership (Chair)	Committees: •Leadership Development & Compensation •Technology Leadership

Qualifications, Attributes and Skills

As former CEO and Chairman of ITT Corporation, Mr. Loranger brings an in-depth understanding of the Company’s historical operations, as well as valuable institutional knowledge to our Board.  He has extensive strategic, operational and manufacturing experience with global industrial and technology companies, including experience leading and integrating transformative acquisitions and executing other strategic transactions.

Professional Experience

•Chairman, President & Chief Executive Officer of ITT Corporation, our former parent, a global manufacturing company, from 2004 until his retirement in October 2011

•Interim Chief Executive Officer and President of Xylem Inc. from September 2013 until March 2014

•Executive Vice President & Chief Operating Officer of Textron, Inc. from 2002 to 2004

•Held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc. from 1981 to 2002, including serving as President & Chief Executive Officer of its Engines, Systems and Services businesses

•Senior Advisor to the CEO of FlightSafety International

and member of the Board of the National Air and Space Museum

Other Public Company Boards

•Edwards Lifesciences Corporation (2016-present)

•FedEx Corporation (2006-2014)

•Exelis Inc. (2011-2013)

•ITT Corporation (Chairman) (2004-2011)

Qualifications, Attributes and Skills

As a former CEO and Chairman of a large public company and seasoned director, Dr. Mohapatra brings to the Board extensive international business and technology experience, wide-ranging operational and strategic knowledge, board leadership experience and corporate governance expertise. He remains active in his native India and possesses a deep knowledge of the markets there. Dr. Mohapatra has a strong technical background with an emphasis on Six-Sigma quality and customer-focused business practices.

Professional Experience

•Chief Executive Officer & Chairman of Quest Diagnostics Incorporated, a leading provider of diagnostic information services, from 2004 until his retirement in 2012

•Joined Quest Diagnostics as Senior Vice President & Chief Operating Officer in 1999

•Prior to joining Quest Diagnostics, was Senior Vice President and member of the executive committee of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure

•Member of the board of Malaria No More

•Trustee of The Rockefeller University

•Executive-in-Residence at Columbia Business School

Other Public Company Boards

•Leidos Holdings (2016-present)

•Quest Diagnostics (2002-2012); Chairman (2004-2012)

•ITT Corporation (2008-2011)

12  | Xylem 2020 Proxy Statement

Jerome A. Peribere, 65 Independent Director Director since 2013	Markos I. Tambakeras, 69 Independent Board Chair Director since 2011
Committees: •Leadership Development & Compensation (Chair) •Technology Leadership	Committees: Nominating & Governance

Qualifications, Attributes and Skills

As a former CEO and Chairman of a large public company and a seasoned director, Mr. Peribere brings extensive knowledge in leadership, strategy, sustainability, risk management and executive compensation. Given his deep experience with global industrial companies, he also brings to our Board expertise in the areas of manufacturing and operations, growth, integration, technology and product development.

Professional Experience

•President & Chief Executive Officer of Sealed Air, a global manufacturer of protective and specialty packaging for food and consumer goods, from 2013 until his retirement in 2017

•Led the transformation of Sealed Air from a products-based company to a knowledge-based company, with a more unified organization through the company’s rebranding, and renewed commitments to creating customer value and sustainability

•Previously served as the President and Chief Operating Officer of Sealed Air

•From 1977 through 2012, held various leadership roles at The Dow Chemical Company, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials from 2009 through August 2012

Other Public Company Boards

•Ashland Global Holdings Inc. (2018-present)

•Sealed Air (2012-2017)

•BMO Financial Corporation (2007-2014)

Qualifications, Attributes and Skills

As a result of his Board leadership and CEO experience, Mr. Tambakeras brings critical high-level perspective and corporate governance expertise to the Board. Having worked in increasingly responsible positions for several manufacturing companies, including leadership positions in South Africa and the Asia-Pacific region, Mr. Tambakeras possesses deep strategic and global industrial experience and an extensive background in international operations, emerging markets and strategic acquisitions.

Professional Experience

•Chairman, President & Chief Executive Officer of Kennametal, Inc. from 1999 until his retirement in 2005; Chairman from 2002 to 2006

•President, Industrial Controls Business, for Honeywell Incorporated from 1995 to 1999

•Chair of the Board of Make-A-Wish Foundation International since 2016

•Served on the Board of Trustees of Loyola Marymount University as well as Arizona State University

•Served on the President’s Council on Manufacturing

•Served as the Chairman of the Board of Trustees of the Manufacturers Alliance/MAPI, the manufacturing industry’s leading executive development and business research organization

Other Public Company Boards

•ITT Corporation (2001-2013)

•Parker Hannifin Corporation (2005-2011)

•Newport Corporation (2008-2009)

•Kennametal, Inc. (1999-2006); Chairman (2002-2006)

Xylem 2020 Proxy Statement  |  13

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Finance Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte has served as the Company’s independent auditor since 2011.

The Audit & Finance Committee periodically considers the rotation of the Company’s independent auditor because the committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In 2016, the Audit & Finance Committee conducted a comprehensive request for proposals from Deloitte and other large nationally-recognized public accounting firms with respect to the audit engagement. In addition, in conjunction with the mandated rotation every five years of the independent auditor’s lead engagement partner, the Audit & Finance Committee was directly involved in the selection of the current lead engagement partner in 2016. The selection process started with Company interviews of candidates who met professional, industry and personal criteria. From this process, management recommended to the Committee a finalist candidate. The Audit & Finance Committee Chair then interviewed the finalist and, in consultation with the Committee, concurred with management’s recommendation to engage the current lead audit engagement partner.

The Audit & Finance Committee annually reviews and considers Deloitte’s performance of the Company’s audit in determining whether to reappoint the firm. The Audit & Finance Committee carefully considers performance factors including:

•independence and objectivity
•resources, technical capability and expertise, particularly in handling the complexity of Xylem’s global operations
•historical and recent performance, including responsiveness, quality and efficiency of services provided
•extent, quality and candor of communications
•report on quality, including the results of the peer review program
•client service assessment and feedback from management regarding the firm’s overall performance
•industry-specific experience and insights
•external data relating to audit quality and performance, including the Public Company Accounting Oversight Board (“PCAOB”) inspection results on Deloitte and its peer firms
•appropriateness of fees charged for audit and non-audit services
•length of time Deloitte has served in this role, the benefits of longer tenure and the impact of changing auditors

Based on this evaluation, the Audit & Finance Committee has determined that the continued retention of Deloitte as our independent auditor for 2020 is in the best interests of the Company and its shareholders.

The appointment of Deloitte for 2020 is being submitted for shareholder ratification with a view toward soliciting the opinion of shareholders which shall be taken into consideration in future deliberations. If the shareholders do not ratify the appointment, the Audit & Finance Committee will reconsider the appointment and also consider this fact when it appoints the independent auditor for the fiscal year ending December 31, 2021.

Representatives of Deloitte attended all meetings of the Audit & Finance Committee in 2019. Representatives of Deloitte are expected to be present during the online Annual Meeting, will have the opportunity to make a statement, if desired, and are expected to be available to respond to appropriate questions.

14  | Xylem 2020 Proxy Statement

Fees of Audit and Other Services

The aggregate fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte and related affiliates”) for the years ended December 31, 2019 and 2018 were approximately as follows:

	2019	2018
	(In thousands)
Audit Fees (1)	$6,170	$6,492
Audit-Related Fees (2)	127	73
Tax Compliance Services	1,281	1,556
Tax Planning Services	4	52
Total Tax Services (3)	1,285	1,608
All Other Fees (4)	56	3
Total	$7,638	$8,176

(1)	Fees for audit services billed consisted of:
•	Audit of the Company’s annual financial statements and internal controls over financial reporting;
•	Reviews of the Company’s quarterly financial statements;
•	Statutory and regulatory audits, consents and other services related to SEC matters; and
•	Financial accounting and reporting consultations.
(2)	Fees for audit-related services consisted of:
•	Audits and other attest work related to subsidiaries (other than statutory audits) and employee benefit plans; and
•	Other miscellaneous attest services.

The increase in fees for Audit-Related services between 2018 and 2019 is attributable to incremental attest services for certain statutory purposes.

(3)	Fees for Tax Services consisted of Tax Compliance and Tax Planning Services. Details of these services include:
•	Tax Compliance Services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and review amounts to be included in tax filings.
•

Tax Planning Services are services and advice rendered with respect to the tax impact of regulatory changes and proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services include tax advice related to intra-group structuring.

(4)	Fees related to the Company’s subscription to research tools and assistance with market-based research.

Pre-Approval of Audit and Non-Audit Services

Our Audit & Finance Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. The Audit & Finance Committee has adopted a policy for the pre-approval of certain services provided by the independent auditor. Under the policy, pre-approval is generally provided for specific categories of audit, audit-related, tax and other services incremental to the normal auditing function. These categories include, among others, the following: employee benefit plan audits; acquisition and disposition services, including due diligence; audits of subsidiaries and other attest services unrelated to the consolidated audit; tax compliance and certain tax planning advice work; accounting consultations and support related to generally accepted accounting principles in the United States; and reviews and consultations on internal control matters.

Audit, audit-related and non-audit services which have not been pre-approved under the policy must be specifically      pre-approved by the Audit & Finance Committee. In addition, if fees for any audit or non-audit services pre-approved under the policy exceed a pre-determined threshold during any calendar year, any additional proposed audit or non-audit services to be performed by the independent auditor must be specifically pre-approved by the Audit & Finance Committee. The Chair of the Committee is authorized to pre-approve audit and non-audit services up to $100,000 on behalf of the Committee between meetings, provided such decisions are presented to the full Committee at its next regularly scheduled meeting.  All audit, audit-related and non-audit services described above were pre-approved by the Audit Committee. The Audit & Finance Committee considers non-audit fees and services when assessing auditor independence.

Our Board of Directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2020

Xylem 2020 Proxy Statement  |  15

AUDIT & FINANCE COMMITTEE REPORT

Xylem’s Audit & Finance Committee reports to and acts on behalf of the Board of Directors. A description of the primary responsibilities of the Audit & Finance Committee is included under “Board Committees — Audit & Finance Committee.”

The Audit & Finance Committee met eight times in 2019 and fulfilled each of its duties and responsibilities as outlined in its charter, including review of the scope and plan for the independent auditor’s audit and significant accounting policies, and oversight of Xylem’s compliance with legal and regulatory requirements, business ethics and anticorruption program, and the Company’s risk assessment and risk management processes and programs. These meetings included periodic executive sessions with our independent registered public accounting firm, our internal auditor and management, including the Vice President, General Counsel, Ethics & Compliance. The Committee was updated no less than quarterly on management’s framework and process to assess the adequacy of internal controls over financial reporting, and management’s conclusions on the effectiveness of our internal controls.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit & Finance Committee assists the Board with its oversight of Xylem’s independent registered public accounting firm, including assessment of the firm’s qualifications, performance and independence. The Committee is responsible for appointing, compensating, and overseeing the work of the independent auditor, including periodically reviewing and evaluating the performance of the lead audit engagement partner, overseeing the required rotation of the lead audit engagement partner every five years and reviewing and considering the selection of the lead audit engagement partner. Deloitte & Touche LLP (“Deloitte”) has served as Xylem’s independent registered public accounting firm since 2011. Deloitte’s current lead audit engagement partner is required to rotate after the completion of the fiscal year 2020 audit.

The Audit & Finance Committee recognizes the importance of maintaining the independence of Xylem’s auditor. In 2019, the Committee received and reviewed the written disclosures and letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Committee around independence. The Audit & Finance Committee also discussed with Deloitte the firm’s independence from Xylem and management, including a review of the nature and amount of fees paid to Deloitte for non-audit services and the compatibility of such services with maintaining Deloitte’s independence (see page 15 for details on Deloitte’s 2019 fees for audit and non-audit services). The Committee concurs with Deloitte’s conclusion that they are independent from Xylem and its management. As detailed in Proposal 2, the Audit & Finance Committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Review and Recommendation Regarding Financial Statements. Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Xylem’s independent auditor, Deloitte, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States, as well as expressing an opinion on the Company’s internal controls over financial reporting.

The Audit & Finance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management and Deloitte. The Committee also discussed with Deloitte the matters required to be discussed by applicable PCAOB standards. In addition, the Committee has received the written disclosures and the PCAOB-required letter from Deloitte regarding its communications with the Committee concerning independence, and the committee has discussed with Deloitte its independence.

Based on the reviews and discussions described above, the Audit & Finance Committee recommended to the Board that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for 2019 which was filed with the US Securities and Exchange Commission (“SEC”).

Audit & Finance Committee of the Company’s Board of Directors:

Victoria D. Harker, ChairJorge M. Gomez

Curtis J. Crawford, Ph.D.Sten E. Jakobsson

Robert F. Friel

16  | Xylem 2020 Proxy Statement

PROPOSAL 3 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation.  As part of that commitment, and as required pursuant to Section 14A of the Securities Exchange Act, our shareholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement. This proposal provides shareholders the opportunity to express their views on our 2019 executive compensation program and policies. In considering your vote, you should review the information on our compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” section.

At our 2019 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our NEO compensation, with approximately 92% of votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our executive compensation program. Similarly, during our annual outreach of shareholders to solicit their input on a range of topics related to executive compensation and governance matters, our top shareholders expressed strong support of our executive compensation program. As a result, we continued our general approach to our executive compensation program through fiscal year 2019.

The Company’s Leadership Development and Compensation Committee (the “LDCC”) considers the following when making executive compensation decisions:

•alignment of executive and shareholder interests by providing incentives linked to key financial and non-financial performance metrics, which the LDCC believes will help drive long-term shareholder value;

•the ability of executives to achieve long-term shareholder value creation without undue business risk;
•the creation of a clear link between an executive’s compensation and his or her individual contribution and performance (pay-for-performance);
•the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and
•comparability to the practices of peers in the industries in which we operate and other similar companies generally.

The Board recommends you vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

While the results of the vote are advisory in nature, the Board and the LDCC value feedback from shareholders and will carefully consider the outcome of the vote as part of the ongoing evaluation of the Company’s executive compensation philosophy and design. For a description of our annual shareholder outreach efforts regarding compensation and governance, see “Shareholder Engagement Program.”

The Board has adopted a policy of providing for annual advisory votes on executive compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next such advisory vote will occur in 2021.

Our Board of Directors recommends that you vote FOR the Advisory Vote to Approve Named Executive Officer Compensation

Xylem 2020 Proxy Statement  |  17

The following proposal was submitted by one of our individual shareholders and will be voted on during the online Annual Meeting if it is properly presented.  Such shareholder's name, address, and number of shares of Xylem common stock may be obtained by a shareholder on written request to our Corporate Secretary.

PROPOSAL 4 — SPECIAL SHAREHOLDER MEETING IMPROVEMENT

Proposal 4 - Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting (or the standard closest to 15% permitted by state law). This proposal does not impact our board's current power to call a special meeting. Xylem shareholders permanently lack the right to act by written consent.

Scores of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings.

This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013. A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

More than 100 Fortune 500 companies provide for shareholders to call a special meeting and to act by written consent. We have no right to act by written consent - hence the greater need to expand the right to call a special meeting at Xylem Inc.

Unfortunately our top management decided relatively recently to incorporate in the shareholder unfriendly state of Indiana. Indiana does not allow shareholders to act by written consent unless every single one of our 180 million shares agree - which is a sad joke of a right under Indiana law. Thus we need this most shareholder friendly version of a shareholder right to call a special meeting to help make up for this downsizing of shareholder rights.

The 2019 management statement next to the 2019 version of this proposal said, "We continue to view direct shareholder engagement as critical to our Company's success." Apparently this so called "shareholder engagement" did not predict the strong support that the 2019 edition of this proposal received - 41% - which represents a near majority from the Xylem shareholders who had access to independent proxy voting advice. Shareholders can ask their brokerage firms to make such important proxy voting advice available to their clients as a valuable service.

Apparently the so-called Xylem "shareholder engagement" did not predict that Victoria Harker, the chair of the Xylem Audit Committee, would be rejected by 17-times as many shares as each of 5 other Xylem directors.

Did management's so-called "shareholder engagement" predict that the say on executive pay vote would drop in 2019? If so why did management not take corrective action? Perhaps the primary function of Xylem "shareholder engagement" is to provide an excuse to dismiss shareholder votes for improved management performance.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

Board of Directors’ Statement of Opposition

The Board recommends a vote AGAINST Proposal 4.  The Board takes a holistic approach to corporate governance and believes that this proposal is unnecessary in light of the existing right of our shareholders to call a special meeting, the Board’s record of making corporate governance changes that promote the accountability of management and the

18  | Xylem 2020 Proxy Statement

Board to shareholders, and Xylem’s other strong governance practices, commitment to sustainability, and robust shareholder engagement program, as detailed below:

We adopted a right to call special meetings that reflects a balanced approach to enhancing shareholder rights and protecting the interests of all shareholders.  Currently, holders of 25% or more of our common stock have the right to call a special meeting, pursuant to a Company proposal adopted by shareholders representing more than 80% of our outstanding shares at our 2014 annual meeting.

Prior to the adoption of this right in 2014, the Company reached out to its 25 largest shareholders, engaging in discussions on this topic with 17 shareholders.  Since then, we have continued to regularly engage with our largest shareholders to discuss our governance profile and special meeting rights, including conversations with 16 shareholders representing more than 45% of our outstanding shares in 2018.  In 2019, we reached out to more than 30 of our largest shareholders on this topic, engaging with 11 shareholders representing more than 30% of our outstanding shares.  These shareholders generally continue to support a 25% ownership threshold.

Taking the 2019 shareholder vote on the proponent’s special meeting proposal and the results of our January 2020 shareholder outreach into consideration, our Board continues to believe that the Company’s 25% threshold to call a special meeting provides shareholders with assurance that a reasonable number of shareholders consider a matter important enough to warrant a special meeting.  More than one-third of S&P 500 companies do not grant shareholders the right to call a special meeting.  However, for a number of years, 25% has been the most common threshold for special meeting rights at S&P 500 companies that have granted shareholders this right and is endorsed in the voting policies of a number of leading institutional investors that own our shares.  We believe this threshold remains right for Xylem and our shareholders, particularly given our concentrated shareholder base.  Preparing for, and holding, a special meeting is time-consuming and expensive.  The 25% threshold helps avoid waste of Company and shareholder resources on addressing narrow or special interests.

Our shareholders can be assured that their right to be apprised of, and vote on significant matters is protected not only by their existing right to call special meetings, but also by state law and other regulations.  Since it was spun off from its former parent in 2011, Xylem has been incorporated in Indiana, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Xylem’s assets, be approved by its shareholders.  Xylem is also listed on the NYSE, which requires, among other things, that listed companies obtain shareholder approval for issuances of equity representing more than 20% of an issuer’s voting power as well as equity compensation plans and significant issuances of equity to related parties.

Our Board has a history of making corporate governance changes that promote accountability of management and our Board to our shareholders:

•

Declassified Board:  In 2013, our Board proposed (and our shareholders approved) an amendment to the Company’s Articles of Incorporation to declassify the Board; all directors are now up for election annually.

•

Right to Call Special Meetings:  As noted above, in 2014, our Board proposed (and our shareholders approved) an amendment to the Company’s Articles of Incorporation to allow shareholders owning 25% or more of our shares to request that the Board call a special meeting.

•	Proxy Access: In 2016, our Board amended the By-laws to adopt a proxy access right.
•	Right of Shareholders to Amend By-laws: In 2017, our Board proposed (and our shareholders approved) an amendment to the Company’s Articles of Incorporation to allow shareholders to amend our By-laws.

In addition, the Company maintains strong and effective practices that reflect our ongoing commitment to corporate governance:

•	Majority voting: Shareholders elect our directors by majority voting in uncontested elections.
•	No poison pill: We do not have a “poison pill.”
•	Independent Board leadership: Our Board Chair is independent under the NYSE’s listing standards.

Xylem 2020 Proxy Statement  |  19

•	Independent directors: Other than Mr. Decker, our President and CEO, all of our directors are independent under the NYSE’s listing standards.
•	Annual self-assessments: Our Board and committees conduct robust annual assessments, including individual and peer assessments facilitated by a third party at regular intervals.
•	Prohibition on hedging, pledging and shorting: We have a policy against hedging, pledging and shorting by Company insiders, including Directors and officers, involving the Company’s common stock.
•	Share ownership guidelines: We have meaningful share ownership guidelines for all Directors and officers.
•	Pay-for-Performance: Our executive compensation program emphasizes pay-for-performance.
•	Clawback policy: Our executive officers are subject to a clawback policy.
•

ESG:  Our Corporate Governance Principles and Committee charters establish clear accountability for the oversight of ESG matters, such as safety, innovation, environmental sustainability, and ethics and compliance.  In 2017, Xylem became a signatory to the CEO Water Mandate, a UN Global Compact initiative that mobilizes business leaders on water, sanitation, and the Sustainable Development Goals.  We were also rated by and named to several indices used to track performance of companies in measuring and reporting on their sustainability performance and social value creation:  the MSCI Global Sustainability Index Series, the FTSE4Good Index Series, and the CDP (formerly the Carbon Disclosure Project).  These are major acknowledgments reflecting the work we have done to advance sustainable business practices and to consistently report our progress over time.  As an important barometer of Xylem’s continued commitment to sustainability, the individual component of the 2019 Annual Incentive Compensation for both our President & CEO and our Senior Vice President, General Counsel, Chief Sustainability Officer and Corporate Secretary was tied to Xylem’s sustainability performance as rated by Sustainalytics.  Also, in 2019, we announced the first sustainable improvement loan in the General Industrial sector in the United States, which ties the Company’s borrowing rates to our Sustainalytics rating.

•

Shareholder Engagement:  We continue to view direct shareholder engagement as critical to our Company’s success.  To ensure that shareholders have an opportunity to raise important issues between annual meetings, Xylem’s leadership team meets regularly with shareholders to discuss our strategy, operational performance, and business practices and to share perspectives on corporate governance, sustainability and executive compensation matters; a number of these discussions with shareholders include our independent Board Chair.  We also periodically hold Investor and Analyst Days where we meet with investors and present and discuss our long-term strategy and financial objectives.

The Board has carefully considered the level of support that the proponent’s special meeting proposal received at our 2019 annual meeting in light of the feedback from our shareholders during our extensive conversations this past winter.  Given the existence of a balanced and meaningful right to call a special meeting that serves the best interests of our shareholders and our demonstrated and continuing commitment to effective corporate governance, as evidenced by our corporate governance changes and practices described above, the Board believes that this proposal is unnecessary.

Our Board of Directors recommends that you vote AGAINST this proposal.

20  | Xylem 2020 Proxy Statement

CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT PROGRAM

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens the Board’s role as an active, informed and engaged fiduciary. Our Board views engagement as a year-round conversation with shareholders about creating long-term sustainable value. Accordingly, the Board seeks to maintain a framework for deep, frequent, and productive conversations with the Company’s shareholders.

In the late fall, we invited our largest shareholders to engagement meetings.

>30 Top Shareholders Invited to Engage   Represents >60% of Our  Outstanding Shares  11 Of Our Top Shareholders Engaged in Meetings & Dialogue  Represents >30% of Our  Outstanding Shares

These engagement meetings are an opportunity to discuss key aspects of the Company’s governance profile, compensation philosophy, and performance around sustainability and social value creation, among other things.  These meetings also provide a forum for management to solicit feedback regarding the practices and policies that are important to our shareholders. Topics discussed in the engagement meetings included:

Board Composition, Diversity and Succession Board Evaluation Process Corporate Governance Profile Policy on Outside Directorships Board Oversight of Risk, including Cybersecurity Board Oversight of Strategy CEO and Senior leadership succession Sustainability Goals and Social Value Creation Diversity and Inclusion Board-Shareholder Engagement Disclosure and Transparency Executive Compensation Philosophy and Metrics Share Ownership Threshold to Call Special Meetings

A number of these engagement meetings included our independent Board Chair, who provided our shareholders with the Board's perspective on corporate governance, including board succession, composition and diversity, and the Board's oversight of critical areas such as risk management, cybersecurity, strategy and corporate transactions.

Management reviews the key themes and insights from shareholder engagement meetings, as well as broader governance trends, with the Board, and the Board considers these in making decisions regarding our governance practices and policies and executive compensation. We may hold follow-up conversations with shareholders to address important issues that will be considered at the annual shareholders meeting. The outreach and engagement by our management team may also be augmented by additional director participation when the topic or the nature of the shareholder request makes this a more meaningful outreach approach.

We also regularly engage with our shareholders on a variety of topics relating to performance and strategy for long-term growth, often at conferences and in-person meetings. In addition, we periodically hold Investor and Analyst Days to meet with investors and present and discuss our long-term strategy and financial objectives.

We engage with shareholders throughout the year to update them and solicit their feedback on a range of topics, including governance, executive compensation, sustainability and social value creation, performance, and strategy for long-term growth.

Xylem 2020 Proxy Statement  |  21

ROLE OF THE BOARD

Key Responsibilities of the Board Oversee the interests of all shareholders in the long-term health and overall success of the Company’s business and financial strength  Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders Oversee the Company’s strategy and risk Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and their internal controls, and the Company’s compliance with applicable laws and regulations

Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company’s strategy and the Board has deep knowledge and expertise in this area. The Board regularly discusses our strategic priorities and businesses and believes that overseeing and monitoring strategy is a continuous process that includes the following:

•

Each director participates in a comprehensive orientation program upon joining the Board (see the “Director Orientation and Continuing Education” section) where he or she gains an understanding of Xylem’s strategy, businesses and operations.

•

At each of its meetings, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s strategy, including the strategic plans for our businesses and research and development, as well as the competitive landscape.

•	Matters of strategy are also discussed at committee meetings, as relevant, given each committee’s specific focus and expertise.
•

One Board meeting per year is dedicated to an intensive review and discussion of the Company’s strategic plans. During this meeting, the Board engages with senior leaders and other members of management regarding long-range strategy, business objectives, the competitive landscape, key market opportunities, customer and economic trends, innovation and technology and other developments. This review also includes aspects of our sustainability and environmental, social and governance (“ESG”) approach given their importance to Xylem’s business.

•	The independent directors hold regularly scheduled executive sessions without management present to discuss strategy.
•

The Board’s engagement on strategy continues in between meetings, including through updates to the Board on significant items, periodic discussions between the President & CEO and the independent Board Chair, and visits to our business locations and research and development facilities around the globe.

Our directors also have the opportunity to understand and assess how we are communicating our strategy to our investors through updates during shareholder engagement and periodic Investor and Analyst Days.

While the Board and its committees oversee the development and evolution of corporate strategy, management is responsible for executing the strategy. The Board’s oversight and management’s execution of business strategy are approached with a long-term mindset and a focus on assessing both the opportunities for, and risks to, the Company’s strategy.

Oversight of Risk

Management is responsible for day-to-day management of the Company’s risks, including the creation of appropriate risk management programs, policies and practices. Management conducts an enterprise risk management (“ERM”) program, which is an evergreen process using a widely-accepted framework to identify, assess, monitor and communicate the Company’s strategic, operational, financial, compliance and reputational risks. The Board and its

22  | Xylem 2020 Proxy Statement

committees work with management, our independent and internal auditors, as well as other external advisors, to incorporate ERM into corporate strategy and business operations.

As an integral and ongoing part of its work, the Board oversees management’s approach to risk management and execution of its risk management responsibilities, which includes the following:

•	Throughout the year, the Board discusses risk in general terms and in relation to specific proposed actions.
•

The Board receives periodic updates from management on the financial and operating results of the Company, the strategic and annual operating plans and key enterprise risks, and provides appropriate input and perspectives.

•	Management periodically reports to the Board and its committees on specific material risks as they arise or as requested by the Board.
•

The Company’s independent directors hold regularly-scheduled executive sessions without management present to discuss risks facing the Company and management’s approach to managing and mitigating them.

•

The Board has delegated responsibility for oversight of certain risk categories to its committees based on each committee’s expertise and applicable regulatory requirements, as summarized below. Each committee regularly receives updates on these matters from management and reports on them to the full Board.

Board/Committee	Examples of Areas of Risk Oversight
Board	•Significant commercial and capital markets risks •Significant legal or reputational matters •Significant mergers and acquisitions	•Strategy •Competitive developments •CEO succession planning •Cybersecurity
Audit & Finance Committee	•Financial statements and financial risk exposures •Tax strategy and related risks •Business ethics and anti-corruption program	•Oversight of overall risk assessment and risk management processes and policies •Accounting, controls and financial disclosures
Technology Leadership Committee	•Technology, innovation and disruption •Technical talent management •Product safety
Leadership Development & Compensation Committee	•Executive compensation philosophy and program design •Executive development and leadership	•Talent management •Diversity and inclusion •Succession planning for senior management
Nominating & Governance Committee	•Compliance programs, including anti-harassment, trade compliance, environmental, health & safety and conflict minerals	•Sustainability, corporate responsibility and social value creation

Oversight of Cybersecurity

The Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers, employees and shareholders. As part of its objective to provide independent oversight of the key risks facing the Company, the Board devotes significant time and attention to oversight of management’s approach to cybersecurity, including strategy, resources, policies, processes and practices. At least twice each year, the Board receives reports from management, including the Chief Information Officer and the Chief Information Security Officer, on the Company’s cybersecurity risk profile, strategy for risk management, status of projects to strengthen the Company’s cybersecurity posture, assessments of the Company’s enterprise and product security programs, and the emerging threat landscape, and other relevant topics.

Xylem 2020 Proxy Statement  |  23

To more effectively prevent, detect and respond to cybersecurity threats, the Company has a cybersecurity program for both enterprise and product security that is overseen by our Chief Information Security Officer. Key elements of the program include strategy, policy, standards, architecture, processes, employee education and incident response. The program is designed to protect and preserve the security, integrity and continued availability of the Company’s information technology systems and connected products, and also to protect the confidentiality and integrity of all information owned by, or in the care of, the Company. Our employees receive regular education on sound cybersecurity practices and how to protect information and data against cyber threats.

Xylem’s Cyber Risk Committee, consisting of members of senior management, is responsible for overseeing the strategic and functional management of cybersecurity across the Company. Throughout the year, the committee receives presentations and reports on a broad range of topics around enterprise and product security, including updates on policies and practices, the threat landscape, vulnerability assessments, technology trends, regulatory developments and legal issues, and specific aspects of the Company’s evolving risk profile. The Company’s Enterprise Risk Committee, also comprised of members of senior management, is responsible for reviewing the Company’s critical risks, including cyber risk, in order to ensure that risks are being appropriately identified, managed and mitigated, and also reported to the Board.

Oversight of Talent Development, Human Capital Management and Succession Planning

The Board and its committees are actively engaged in overseeing the Company’s talent development and human capital management strategies, which are designed to attract, develop and retain business leaders who can drive financial and strategic growth objectives and foster a culture of diversity and inclusion in order to build long-term shareholder value. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for senior leadership positions. The Board regularly discusses with the CEO recommendations and evaluations of the senior leadership team and potential successors to fill senior positions, including the CEO role. The review includes a discussion of contingency plans in the event the CEO is unable to serve for any reason. The Nominating & Governance Committee oversees the process and protocols regarding succession plans for the CEO. The LDCC oversees succession planning for executive officers. Together with the CEO, the LDCC regularly reviews senior management talent, including readiness to take on additional leadership roles, and developmental opportunities needed to prepare senior leaders for greater responsibilities.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, together with the Company’s articles of incorporation, by-laws, Code of Conduct, and charters of the Board committees, provide a governance framework for the Company and set out general principles regarding the functions and responsibilities of the Board and its committees.

The Corporate Governance Principles, which are reviewed by the Board periodically and were last updated in December 2019, emphasize the importance of Board composition, including diversity, and director performance and effectiveness. Among other things, the recent amendments to the expressly state our commitment to actively seeking highly qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are selected as part of each Board search. While this has been our practice for a number of years, the Board felt it was important to highlight this for our investors and other stakeholders.

The Corporate Governance Principles provide that directors must be able to devote the time required to prepare for and attend regularly-scheduled Board and committee meetings, and participate in other matters necessary for good corporate governance, including continuing director education, site visits and communication with management.

To help assure that directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that directors who are executive officers of public companies may not serve on more than three public company boards, including their own board and our Board. Directors that are not executive officers of public companies, may not serve on more than four public company boards (including our Board). However, as provided in the Corporate Governance Principles, even when directors have not exceeded these guidelines, any new or proposed directorships or affiliations are reviewed with respect to conflicts, potential conflicts or other concerns, including the effect on such director’s ability to devote time required for Board service.

24  | Xylem 2020 Proxy Statement

The Corporate Governance Principles also provide that when a director retires, or his or her principal occupation significantly changes, that director will offer to tender his or her resignation.  The Nominating and Governance Committee will make a recommendation to the Board whether to accept or reject the offer to tender resignation.  The Corporate Governance Principles are available on our website at www.xylem.com, by clicking on “Investors” and then “Corporate Governance.” A copy of the Corporate Governance Principles will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Code of Conduct

Our Code of Conduct requires all of our directors, officers and employees to act ethically and honestly. The Code of Conduct is available on our website at www.xylem.com, by clicking “Investors” and then “Corporate Governance.” We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our CEO, CFO and Chief Accounting Officer, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K. A copy of the Code of Conduct will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Related Party Transactions

We have a written policy that governs the reporting, review and approval or ratification of transactions with related parties. The policy covers, but is not limited to, the related party transactions and relationships required to be disclosed under SEC rules. The policy supplements our Code of Conduct, which addresses potential conflict of interest situations. Under our policy, directors and executive officers are required to promptly notify the Chair of the Nominating and Governance Committee and our Corporate Secretary of any actual or potential related party transactions so that the transaction can be reviewed and considered for approval or ratification by the Nominating and Governance Committee.

In reviewing related party transactions, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

•	whether terms or conditions of the transaction are generally similar to those available to third parties;
•	the level of interest or benefit to the related party;
•	the availability of alternative suppliers or customers; and
•	the benefit to the Company.

Any Nominating and Governance Committee member who is a related party with respect to a transaction under review may not participate in the deliberations about the transaction or vote for its approval or ratification.

The policy provides pre-approval for certain types of transactions that the Nominating and Governance Committee has determined do not pose a significant risk of conflict of interest, either because a related party would not have a material interest in a transaction of that type or due to the nature, size or degree of significance to the Company.

Since January 1, 2019, there have been no related party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DIRECTOR INDEPENDENCE

Our Corporate Governance Principles require a majority of our Board to be comprised of directors who are independent in accordance with the NYSE’s listing standards. The Board conducts an annual review and has affirmatively determined that ten of our current eleven directors (Jeanne Beliveau-Dunn, Curtis J. Crawford, Robert F. Friel, Jorge M. Gomez, Victoria D. Harker, Sten E. Jakobsson, Steven R. Loranger, Surya N. Mohapatra, Jerome A. Peribere and Markos I. Tambakeras) meet the independence requirements in the NYSE’s listing standards. Steven R. Loranger, who served as our Chief Executive Officer from September 2013 until March 2014, meets the independence requirements in the NYSE’s listing standards because his service as CEO was on an interim basis. Patrick K. Decker is not independent because he serves as President & CEO of Xylem.

Independence: All of our Directors are independent, with the exception of our CEO

Xylem 2020 Proxy Statement  |  25

BOARD LEADERSHIP STRUCTURE

Our Board is led by our independent Chair. The Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company and its shareholders. The Board believes that our current leadership structure strengthens the Board’s role in risk oversight of the Company. Mr. Tambakeras currently serves as our independent Chair. The independent directors have appointed Mr. Friel to succeed Mr. Tambakeras in this role immediately following the 2020 Annual Meeting, contingent upon Mr. Friel’s successful re-election as a director at the 2020 Annual Meeting.

BOARD EFFECTIVENESS

The effectiveness of the Board and its committees is critical to Xylem’s success and the protection of the long-term interests of our shareholders and other stakeholders. In the spirit of continuous improvement, each year our Nominating and Governance Committee initiates a comprehensive assessment of the effectiveness of the Board and each of our committees, as well as individual directors, using a self-assessment or third-party advisor. The objective of the assessment is to identify and assess areas where the Board functions effectively, and importantly, areas where it can improve. The assessment process includes the following steps:

1 - Survey  Soliciting each director’s opinion on a variety of topics, including:  Board and committee performance and effectiveness Board composition, processes, meeting dynamics and quality, and agendas Resources and access to management 2 - Interviews The Chair of the Nominating and Governance Committee holds one-on-one meetings to solicit additional feedback, including with respect to individual directors. 3 - Review The Chair of the Nominating and Governance Committee and the independent Board Chairman review the directors’ responses to the questionnaires and feedback from 1:1 discussions. Results of the Committee assessments are shared with the committee chairs 4 - Dialogue Board and Committee Dialogue, Summary and Feedback: Annually in the Each fall or winter, the independent Board Chair and the Chair of the Nominating and Governance Committee provide a summary of the survey results and additional feedback from the individual director interviews and facilitate a discussion of the full Board.

On a periodic basis (generally every three years), the Nominating and Governance Committee will also engage an independent third party advisor to meet with each Board member to assist with the qualitative assessment of the Board and its committees. The independent advisor presents the findings to the full Board and facilitates a robust discussion focusing on opportunities for improvement. The advisor also provides feedback to individual directors, as applicable. The most recent engagement of an independent third party advisor was for the 2018 assessment.

26  | Xylem 2020 Proxy Statement

BOARD COMPOSITION AND REFRESHMENT

The Nominating and Governance Committee is responsible for identifying and evaluating potential director candidates, reviewing the Board and committee composition and making recommendations to the Board. The committee seeks to identify candidates who possess the experience, skills, qualifications and attributes necessary to provide a broad range of personal characteristics to the Board, including diversity of thought and background, experience in technology and innovation, and global business experience. In fulfilling its refreshment responsibilities, the Board and the Nominating and Governance Committee use an evergreen process as follows:

The Nominating and Governance Committee engages in a year-round recruitment process to identify and evaluate new director candidates. In evaluating candidates, the Committee considers whether and to what extent attributes and experiences will individually and collectively complement the existing Board. The Committee also considers the impact on Board composition from upcoming director retirements, as well as Xylem’s strategy and evolving, diverse and global businesses and operations.The Nominating & Governance Committee regularly reviews the board size, diversity profile and composition, including tenure and retirements given the Board’s mandatory retirement age of 72. The average tenure of the director nominees is approximately 7XX years. The Nominating and Governance Committee engages in a year-round recruitment process to identify and evaluate new director candidates. In evaluating candidates, the Committee considers whether and to what extent attributes and experiences will individually and collectively complement the existing Board. The Committee also considers the impact on Board composition from upcoming director retirements, as well as Xylem’s strategy and evolving, diverse and global businesses and operations. The Nominating & Governance Committee considers the periodic rotation of committee members and committee chairs in order to enhance perspectives and broaden and diversify the views and experiences. The Nominating and Governance Committee engages in a year-round recruitment process to identify and evaluate new director candidates. In evaluating candidates, the Committee considers whether and to what extent attributes and experiences will individually and collectively complement the existing Board. The Committee also considers the impact on Board composition from upcoming director retirements, as well as Xylem’s strategy and evolving, diverse and global businesses and operations. Through its annual assessment process, the Board evaluates whether the mix of directors is appropriate given the Company’s strategy and continuing evolution. The Nominating and Governance Committee engages in a year-round recruitment process to identify and evaluate new director candidates. In identifying and  evaluating candidates, the Nominating & Governance Committee considers whether and to what extent attributes and experiences will individually and collectively complement the existing Board, including . The Committee also considers the impact on Board composition from upcoming director retirements, as well as Xylem’s evolving strategy and evolving, diverse and global businesses and operations. The Nominating and Governance Committee engages in a year-round recruitment process to identify and evaluate new director candidates. In evaluating candidates, the Committee considers whether and to what extent attributes and experiences will individually and collectively complement the existing Board. The Committee also considers the impact on Board composition from upcoming director retirements, as well as Xylem’s strategy and evolving, diverse and global businesses and operations. All new directors participate in a comprehensive orientation program to provide them with a strong foundation in Xylem’s strategic and financial performance, executive compensation program, culture, approach to sustainability and corporate governance policies and practices.

Board Diversity

As set forth in our Corporate Governance Principles, our Board actively seeks to consider a diverse group of candidates for membership on the Board, taking into account diversity in terms of viewpoints, professional experience, education and skills as well as race, ethnicity, gender and nationality. Our Board has committed to seeking highly qualified women and individuals from minority groups to include in our pool of candidates from which Board nominees are selected as part of each Board search. Our Nominating and Governance Committee reviews its effectiveness in balancing diversity considerations when assessing the composition of the Board, and our entire Board considers diversity when conducting the annual Board assessment. After extensive searches, over the past three years we added two directors that bring fresh perspectives. Jeanne Beliveau-Dunn, who joined the Board in 2017, brings experience in innovation, technology and talent management to our Board. Jorge Gomez, who joined the Board in 2019, brings a diverse global perspective and deep expertise in finance, strategy and risk management.

The Nominating and Governance Committee considers recommendations of director candidates from many sources, including shareholders and third-party search firms. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, resume and biographical information to the attention of our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, New York 10573. The Nominating and Governance Committee and Board use the same criteria for evaluating candidates regardless of the source of the referral.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as directors and as members of the particular Board committees on which they will serve. This orientation program includes one-on-one meetings with management, visits to Xylem sites and extensive written materials to provide new directors with a strong

Xylem 2020 Proxy Statement  |  27

foundation in Xylem’s strategic plans, industry, business, financial performance, executive compensation program and corporate governance policies and practices.

Our Board believes that director education is vital to the ability of its directors to fulfill their roles and supports directors’ continuous learning. Accordingly, we have continuing education programs to help directors enhance their skills and knowledge, better perform their duties and recognize, and deal appropriately with, issues, risks and opportunities that may arise. These programs are typically part of regular Board and committee meetings and may be provided by management or qualified third parties on various topics. The directors also periodically visit Xylem sites, which provides them with an opportunity to see firsthand the execution and impact of the Company’s strategy, and engage with Xylem employees to deepen their understanding of our business, products and services, competitive environment and corporate culture. In addition, the Board encourages directors to participate in external continuing education programs and the Company pays for all reasonable expenses for any director who wishes to attend such programs.

BOARD MEETINGS

Attendance

Regular attendance at Board meetings and attendance at each annual meeting of shareholders is expected of each director. In 2019, there were six Board meetings and 20 committee meetings. Average attendance of our directors at Board and applicable committee meetings in 2019 (held during the period that each director served) was 95% and none of the Director Nominees attended fewer than 80% of the total number of Board and applicable committee meetings. All of our directors, except for Dr. Crawford, were present at the annual meeting held in 2019.

Site Visits: We encourage our directors to visit our sites, and we periodically hold meetings at various sites so that our directors can meet with employees, customers and other stakeholders, and visit our facilities. In 2019, site visits occurred at our facilities in Emmaboda, Sweden and Cambridge, England.

Executive Sessions

The independent directors hold regularly scheduled executive sessions without Company management present. In 2019, there were 5 such sessions held and Markos I. Tambakeras, the independent Board Chair, presided over these sessions and facilitated discussion of the Company’s strategy, management and director succession planning, and key governance topics.

Management Participation in Board and Committee Meetings

Key members of management regularly attend and participate in Board meetings, presenting on important topics. Regular attendees include the Chief Financial Officer, the General Counsel & Chief Sustainability Officer, the Chief Human Resources Officer, and the Chief Innovation, Technology and Product Management Officer. In addition, other members of senior leadership and other executives also participate periodically in the Board and committee meetings.

28  | Xylem 2020 Proxy Statement

Board Committees

Our Board has established four committees to assist in discharging its duties: the Audit & Finance Committee, the Technology Leadership Committee, the Leadership Development and Compensation Committee and the Nominating and Governance Committee. Written charters for each of these committees are approved and adopted by the Board, and are reviewed at least annually and updated, as appropriate. Each committee’s charter is available on our website at www.xylem.com by clicking “Investors” and then “Corporate Governance.”

AUDIT & FINANCE COMMITTEE
Chair: Victoria D. Harker	Members: Curtis J. Crawford, Ph.D., Robert F. Friel, Jorge M. Gomez, Sten E. Jakobsson

The Audit & Finance Committee (formerly the “Audit Committee”) held eight meetings in 2019.

Purpose

The Audit & Finance Committee’s purpose and responsibilities are set forth in its charter, which is reviewed at least annually and updated, as appropriate (most recently in February 2020), to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The primary purposes of the Audit & Finance Committee are to assist with Board oversight of the Company’s financial reporting process, compliance with legal and regulatory requirements and matters relating to its financial condition.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•Determining the appointment, compensation, evaluation and termination of the Company’s independent auditors.

•Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements of the Company.

•Overseeing the performance of the Company’s internal audit function.

•Reviewing the scope of audits to be performed by the internal audit function and monitoring progress.

•Reviewing the Company’s financing strategy and activities, investment policies and matters relating to its financial condition.

•Discussing policies with respect to risk assessment and risk management.

•Reviewing significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by independent auditors in the course of the audit work.

•Reviewing major issues regarding the Company’s accounting principles and internal controls.

•Reviewing the business ethics and anticorruption program and implementation and effectiveness of the Company’s Code of Conduct.

Additional information on the Audit & Finance Committee’s processes and procedures for consideration of the ratification of our independent auditor can be found in the Audit & Finance Committee Report on page 16.

Independence and Financial Expertise

The Board of Directors has determined that each of the five members of the Audit & Finance Committee meets the independence requirements of the NYSE, SEC rules and regulations and our Corporate Governance Principles. All members of the Audit & Finance Committee are financially literate and the Board of Directors has determined that three Audit & Finance Committee members, Robert F. Friel, Jorge M. Gomez and Victoria D. Harker, are “audit committee financial experts” under SEC rules.

Xylem 2020 Proxy Statement  |  29

TECHNOLOGY LEADERSHIP COMMITTEE
Chair: Steven R. Loranger	Members: Jeanne Beliveau-Dunn, Curtis J. Crawford, Ph.D., Surya N. Mohapatra, Ph.D., Jerome A. Peribere

The Technology Leadership Committee (formerly the “Finance, Innovation & Technology Committee”) held four meetings in 2019.

Purpose

The primary purpose of the Committee is to assist the Board in its oversight of the Company’s technology and innovation strategy, priorities, and investments.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•Reviewing the Company’s technology and innovation priorities in the context of overall corporate and innovation strategies and progress against those priorities.

•Reviewing the Company's annual technology and innovation plans and investments in R&D and progress against those plans.

•Reviewing the Company’s key programs, processes and structures related to technology and innovation and approach to disruption and commercialization.

•Reviewing the Company's approach to management and development of technical talent

•Reviewing the Company’s approach to product safety.

NOMINATING AND GOVERNANCE COMMITTEE
Chair: Robert F. Friel	Members: Jorge M. Gomez, Victoria D. Harker, Sten E. Jakobsson, Markos I. Tambakeras

The Nominating and Governance Committee held four meetings in 2019.

Purpose

The primary purpose of the Committee is to ensure the Board of Directors is appropriately constituted to meet its fiduciary obligations to our shareholders.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•Developing, reviewing, updating and recommending corporate governance principles to the Board.

•Evaluating and making recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

•Determining the composition of Board committees, including the chairs.

•Making recommendations to the Board of Directors concerning the qualifications and retirement age of directors.

•Administering the Board of Directors’ annual Board and committee assessment.

•Identifying, evaluating and proposing nominees for election to the Board of Directors and conducting searches for prospective Board members.

•Overseeing specialty compliance programs and risks, including environment, health and safety, business continuity, trade compliance, conflict minerals and harassment prevention.

•Reviewing the Company’s corporate social responsibility and sustainability programs and related activities.

Independence

The Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements of the NYSE and our Corporate Governance Principles.

30  | Xylem 2020 Proxy Statement

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
Chair: Jerome A. Peribere	Members: Jeanne Beliveau-Dunn, Steven R. Loranger, Surya N. Mohapatra, Ph.D.

The Leadership Development and Compensation Committee ("LDCC") held four meetings in 2019.

Purpose

The primary purpose of the LDCC is to provide oversight of compensation, benefits, development and succession for executive officers of Xylem.

Roles & Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•Approving and overseeing administration of the Company’s executive compensation program including incentive plans and equity-based compensation plans.

•Setting annual performance goals and strategic objectives for the CEO and evaluating CEO performance against such goals.

•Approving individual compensation actions for executive officers.

•Overseeing the establishment and administration of the Company’s executive officer benefit programs and severance policies.

•Overseeing succession planning for executive officers and the Company's leadership and development programs.

•Making recommendations to the Board of Directors concerning the compensation of directors.

•Overseeing the Company's talent management programs and initiatives, including diversity and inclusion.

Independence and Outside Directors

The Board of Directors has determined that each member of the LDCC meets the independence requirements of the NYSE (including those applicable specifically to compensation committee members) and our Corporate Governance Principles. The Board has also determined that all four members of the Compensation Committee are “non-employee directors” under the SEC’s rules and three of the four committee members are “outside directors” for purposes of 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019 and as of the date of this Proxy Statement, none of the members of the LDCC has been an officer or employee of the Company and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of the Company’s LDCC or Board of Directors.

Compensation Risk Oversight

To assist the Board with its risk oversight responsibilities, the LDCC regularly considers the risks associated with the Company's compensation programs.  In addition, each year our management team undertakes a comprehensive review of the Company's compensation policies and practices and presents the results of this review to the LDCC.  Following the presentation of the results of this review for 2019, the LDCC concluded that the overall structure of our compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy, and that there were no compensation-related risks reasonably likely to have a material adverse effect on the Company. The following table summarizes the risk mitigation factors for each element in our executive compensation program:

Xylem 2020 Proxy Statement  |  31

Compensation Element	Risk Mitigation Factors
Base Salary	•Fixed component
•Represents a relatively small percentage of total compensation
Annual Incentive Plan	•Determined based on multiple performance factors to align executives globally on key business priorities
•Regular assessment of the pay and performance relationship of Annual Incentive Plan performance targets and range of potential payouts to ensure appropriate pay-for-performance alignment
•Final payouts made after a validation process to confirm business results and applicable earned payout
•Capped performance scores and awards payable to any individual
•Payouts for senior executives are subject to a clawback policy
Long-Term Incentive Plan	•LTIP awards valued and granted on the approval date

•Balanced mix of performance metrics (an internal absolute metric and an external relative metric) intended to ensure pay-for-performance based on Company goals and directly linked to delivering shareholder value

•Regular assessment of the relationship of LTIP performance targets and range of potential payouts to ensure appropriate pay for performance alignment
•Re-pricing or exchange of stock options without shareholder approval prohibited
•Stock ownership guidelines for senior executives
•Payouts for senior executives are subject to a clawback policy
•Strong insider trading policy (updated in 2019), which prohibits the hedging, pledging and shorting of our common stock

See “Compensation Discussion and Analysis” for additional information on the LDCC’s role and responsibilities.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Leadership Development and Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Leadership Development & Compensation Committee of the Company’s Board of Directors:

Jerome A. Peribere, ChairSteven R. Loranger

Jeanne Beliveau-DunnSurya N. Mohapatra, Ph.D.

Communicating With The Board Of Directors

The Board has established a process to facilitate communication between shareholders and other interested parties with the Company’s independent directors. Communications intended for the Board, or for any individual member or members of the Board, should be sent by:

  Mail: E-mail:

Independent.Directors@xyleminc.com

Xylem Inc.

Attn: Corporate Secretary

1 International Drive

Rye Brook, NY 10573

In general, any shareholder communication delivered to us for forwarding to the Board or specified directors will be forwarded in accordance with the shareholder’s instructions. Correspondence addressed to “Non-Employee Directors”

32  | Xylem 2020 Proxy Statement

will be forwarded to our independent Board Chair. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or directors. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

Commitment to Sustainability

At Xylem, sustainability is at the center of who we are and what we do.  As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation, and are focusing on the powerful capabilities of smart technology, integrated management and data analytics.

Our Board of Directors, primarily through its Nominating & Governance Committee, provides oversight of the Company’s approach to sustainability and corporate social responsibility.  In addition, our Leadership Development and Compensation Committee oversees the Company’s approach to continuously improving diversity and inclusion as well as talent development. The Board and its committees regularly discuss with management our approach to sustainability, including risks and opportunities, and implications for the Company’s strategy.

Xylem approaches business sustainability as a way to generate economic value while also creating value for society, thus meeting the needs of both. Accordingly, in 2019, we evolved our approach to leverage sustainability in our decision-making toward long-term value creation for our shareholders, customers, employees and communities in which we operate. Xylem is helping to create a water-secure world while creating social and economic value in the following three ways:

Serving Our Customers  We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience.  Building a Sustainable Company   We know that in order to be a company that advances sustainability, we have to be a company with a strong foundation that executes with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity and inclusion, and look to be a standard-setter in all that we do.  Empowering Communities  We are a company that is committed to creating both economic and social value. We strive every day to create social impact and solve water for communities in need, including those impacted by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

We appreciate the important role we play in helping our customers meet their own sustainability goals. Our products and solutions allow our customers to transport, treat, and test water more sustainably than in the past. This also enables our customers to realize greater water and energy efficiencies, to have access to more affordable solutions and to build communities that are more resilient against the adverse impacts of climate change.

Adopting a shared value approach requires business, environmental and social aims to mutually thrive. Our shared value approach is designed to increase economic and social value by:

•	helping our customers solve major water challenges associated with water scarcity, affordability and resilience against the effects of climate change;
•	minimizing negative environmental and social impacts from our operations;
•	creating programmatic and alternative business model strategies that benefit society and the communities in which they are implemented; and
•	providing education and access to safe water to ensure healthy lives, gender equality, and resilient communities through our corporate social responsibility program, Xylem Watermark.

Xylem 2020 Proxy Statement  |  33

In furtherance of our shared value approach, in 2019 we announced an ambitious new slate of 2025 goals against which we will measure our progress. Our 2018 Sustainability Report: “Creating a Water-Secure World” is available on Xylem’s website where you can learn more about our 2025 goals.

Our 2025 Sustainability goals are aligned with the United Nations Sustainable Development Goals (UNSDGs), not only to substantiate our contribution to achieving global objectives, but also to underscore our commitment to building a sustainable future.  While Xylem embraces all 17 of the UNSDGs, we have a special focus on SDG6: Clean Water and Sanitation.

Xylem Watermark, our corporate social responsibility program, has a mission to provide education and access to safe water to ensure healthy lives, gender equality, and resilient communities. With approximately 9,900 employees participating, our employee-led volunteerism engagement enhances the Company’s commitment to employee retention, recruiting, and collaboration in the communities in which we live and work. Xylem Watermark’s expansion strategy, which includes an integrated stakeholder engagement and disaster response model, continues to position Xylem to engage a larger ecosystem to empower communities globally.

Xylem’s ongoing commitment to sustainability and the results we have achieved have led to our inclusion on several of the world’s most prestigious sustainability equity indexes. In 2019, we announced the first sustainable improvement loan in the General Industrial Sector in the United States, which ties the Company’s borrowing rates to our Sustainalytics rating, an important barometer of Xylem’s continued commitment to sustainability. In addition, the individual component of the 2019 Annual Incentive Compensation for both our President & Chief Executive Officer and our Senior Vice President, General Counsel & Chief Sustainability Officer was tied to Xylem’s sustainability performance as rated by Sustainalytics. Xylem scored a B in the 2019 CDP Climate Change program, in recognition of our actions to optimize energy consumption, reduce CO2 emissions, and mitigate the business risks of climate change. In 2019, Xylem’s sustainability progress was also assessed in the MSCI and ISS indexes.

We are proud signatories to the following:

•	United Nations Global Compact
•	American Business Act on Climate Pledge
•	CDP Climate Change and Water
•	United Nations CEO Water Mandate
•	Human Rights Campaign Foundation’s Global Business Coalition
•	World Business Council for Sustainable Development WASH at the Workplace
•	United Nations Women’s Empowerment Principles
•	“We Are Still In” Declaration; and
•	the Business Roundtable Pledge.

As a signatory to each of these compacts, pledges and mandates, Xylem is committed to continuous progress against their core elements; this helps us better understand and manage our own opportunities and risks in the environmental, social and governance arena.

34  | Xylem 2020 Proxy Statement

STOCK OWNERSHIP

Certain Beneficial Owners

Set forth below is information regarding any person known to the Company as of February 15, 2020 to be the beneficial owner of more than five percent of our outstanding common stock as of December 31, 2019. As of December 31, 2019, the Company had 180,139,891 shares of common stock outstanding. In providing the information below, we have relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	14,054,904	7.8

The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	19,601,479	10.88

T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	10,407,945	5.70

(1)

As of December 31, 2019, BlackRock, Inc. had sole voting power with respect to 11,872,973 shares and sole dispositive power with respect to 14,054,904 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2020.

(2)

As of December 31, 2019, The Vanguard Group had sole voting power with respect to 284,763 shares and sole dispositive power with respect to 19,287,526  shares, shared voting power with respect to 53,906 shares and shared dispositive power with respect to 313,953 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020.

(3)

As of December 31, 2019, T. Rowe Price Associates had sole voting power with respect to 3,689,758 shares and sole dispositive power with respect to 10,407,945 shares. The foregoing information is based solely on a Schedule 13G/A filed by T. Rowe Price with the SEC on February 14, 2020.

Xylem 2020 Proxy Statement  |  35

Directors and Executive Officers

The following table shows the number of shares of our common stock beneficially owned by each director, by each named executive officer, and by all current directors and executive officers as a group as of February 15, 2020. The percentage calculations below are based on an outstanding share number of 180,225,692. The number of shares beneficially owned by each director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the power to vote, or the power to transfer, and any shares the person has the right to acquire within 60 days by the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power or shares those powers with his or her spouse.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)(2)	Percentage of Class
Jeanne Beliveau-Dunn	3,831	*
Curtis J. Crawford	13,575	*
Patrick K. Decker	914,458	*
Robert F. Friel	20,797	*
Jorge M. Gomez	1,831	*
Victoria D. Harker	24,382	*
Sten E. Jakobsson	19,366	*
Steven R. Loranger(3)	114,241	*
Surya N. Mohapatra	37,247	*
Jerome A. Peribere	19,722	*
Markos I. Tambakeras(4)	106,671	*
Kenneth Napolitano	222,120	*
E. Mark Rajkowski	142,483	*
Colin R. Sabol	83,929	*
Claudia S. Toussaint	104,965	*
All Current Directors and Executive Officers as a Group (15 persons)	1,829,618	*

*Less than 1%

____________

(1)

The shares shown includes the following vested but deferred restricted stock units (“RSUs”): Jeanne Beliveau-Dunn, 1,831; Robert F. Friel, 9,789; Surya N. Mohapatra, 1,355; Steven R. Loranger, 6,561; and all directors as a group, 19,536.

(2)

The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days of February 15, 2020:  Patrick K. Decker, 99,645 shares; Kenneth Napolitano, 17,213 shares; E. Mark Rajkowski, 27,719 shares; Colin R. Sabol, 16,039 shares; Claudia S. Toussaint, 13,859 shares; and all directors and executive officers as a group, 174,475 shares.

(3)	Shares shown for Steven R. Loranger include shares held by a family trust of which Mr. Loranger is the trustee and disclaims beneficial ownership.
(4)

Shares shown for Markos I. Tambakeras include 59,321 shares held by a family trust of which Mr. Tambakeras and his spouse are co-trustees and 6, 680 shares held by the 2019 Tambakeras GRAT as to which Mr. Tambakeras disclaims beneficial ownership.

Stock Ownership Guidelines

We have adopted stock ownership guidelines to encourage directors and executive officers to build their ownership positions in our common stock over time. We believe that stock ownership guidelines are an important governance feature because they promote executive officer and director commitment to the Company and strengthen the alignment between executive compensation and shareholder interests.

Our guidelines currently provide for the following stock ownership levels:

Chief Executive Officer	5 X Annual Base Salary
Chief Financial Officer	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Directors	5 X Annual Cash Retainer

36  | Xylem 2020 Proxy Statement

It is expected that all shares acquired through the vesting of restricted stock units or performance share units and through the exercise of stock options will be held until the applicable ownership level is met. In addition to this expectation, the Company requires officers subject to the guidelines to retain at least 50% of the net (after-tax) shares acquired through the vesting of restricted stock units and performance share units to meet the applicable ownership level.

Compliance with the guidelines is monitored periodically. We take the individual’s tenure into account in determining compliance with the guidelines. Directors and executive officers are given five years from the date they first become subject to a particular level of stock ownership to meet the applicable ownership level. As of February 15, 2020, all directors and executive officers have met, or are on track to meet, the ownership guidelines.

Insider Trading Prohibition and Policy on Rule 10b5-1 Trading Plans

Our executive officers and directors are subject to our robust insider trading policy, which was updated in 2019. The policy includes earnings-related blackout periods, as well as Company initiated blackout periods from time to time as circumstances may warrant. Our insider trading policy allows executive officers and directors to enter into pre-established Rule 10b5-1 trading plans for sales of Company securities.

Prohibition on Hedging, Pledging and Shorting Xylem Stock

Our insider trading policy prohibits employees, including executive officers, and directors from engaging in any hedging transactions with respect to Company securities. This includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Company securities. Our insider trading policy also prohibits short sales of Company securities and derivative or speculative transactions in Company securities and the pledging, or using as collateral, Company securities in order to secure personal loans or other obligations

DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. Compensation for our non-employee directors is set by the Board at the recommendation of the Leadership Development and Compensation Committee ("LDCC").

Guiding Principles

Our director compensation program is based on the following principles:

•	Fairly compensate directors for their time and effort with compensation program consistent with peer companies.
•

Pay directors solely in the form of cash and equity. Align the interests of our directors with our shareholders by providing at least 50% of the total value in equity and governed by established pay limits and robust stock ownership guidelines.

•	Have a transparent process by which directors can determine the compensation program in a deliberate and objective way.

Each non-employee director receives an annual cash retainer and an annual equity award in the form of restricted stock units (“RSUs”), which are granted on the annual meeting date and vest the day before the next annual meeting. To reflect their additional responsibilities, the chairs of all committees receive an additional cash retainer. The independent Board Chair receives an additional retainer consisting of cash and RSUs. Mr. Decker, as an employee director, does not receive any additional compensation for his service as director.

Review Process

The Board delegated to the LDCC the responsibility to review and recommend any proposed changes in non-employee director compensation. In connection with such review, the LDCC periodically engages its external compensation consultant, Pearl Meyer, to assist with benchmarking and analysis regarding non-employee director compensation (generally every three years). The compensation review consists of analysis of competitive market data from the peer

Xylem 2020 Proxy Statement  |  37

group used for our executive compensation benchmarking, and a selected group of general industry companies that are similarly situated to us from a revenue and market capitalization perspective.

The last review was conducted in 2019 and the Board decided for 2020 to increase the annual equity award from $140,000 to $150,000 to remain competitive with our peer group, and also to implement an excess meeting fee policy, under which an excess meeting fee will be paid to each director who attends more than 30 meetings per calendar year (including Board and committee meetings). No other changes were made to the non-employee director compensation program for the 2020 plan year.

The following table sets forth our 2019 and 2020 non-employee director compensation.

Compensation Element	2019	2020
Standard Board Compensation
Annual Cash Retainer	$100,000	$100,000
Annual Equity Award	$140,000	$150,000
Excess Meeting Fee		$2,000 for in person attendance $1,000 for telephonic attendance
Board and Committee Chair Retainers
Independent Board Chair	$135,000	$135,000
	($67,500 in cash; $67,500 in RSUs)	($67,500 in cash; $67,500 in RSUs)
Audit & Finance Committee Chair	$20,000	$20,000
All other Committee Chairs	$15,000	$15,000

Director Compensation Limit Policy

Our Board compensation policy limits the total annual compensation for non-employee directors to $750,000 per year.  This limit is inclusive of the value of the annual cash retainer(s), excess meeting fees (if any) and the grant date fair value of the annual equity award.

Deferred Compensation Plan for Directors

Directors have the ability to defer their cash retainers and/or their RSUs. Directors may defer their cash retainers until a specified distribution date or until retirement or earlier death. Directors may also choose how deferred amounts will be valued until paid; they may choose to have the deferred amount credited with a fixed rate of interest or to have the deferred amount adjusted periodically based on the value of our common stock. Directors may defer settlement of RSUs until termination of service on the Board or an earlier date specified by the director.

Other Board Compensation

The Company reimburses directors for certain expenses incurred in connection with attending Board, committee and shareholder meetings, including travel, hotel accommodations, meals and other reasonable incidental expenses for the director (and his or her spouse or domestic partner if specifically invited to attend). The Company may also from time to time provide directors and their spouses or domestic partners token gifts of nominal value. Directors are reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

Directors are eligible to participate in the Company’s matching gifts program on the same terms as our employees. Under this program, the Company will match or, in certain cases, double match, up to $10,000 in annual donations made to Xylem’s Watermark Fund or its non-profit partners.

38  | Xylem 2020 Proxy Statement

Indemnification and Insurance

We indemnify our directors to the fullest extent permitted by law and maintain insurance to protect the Directors from liabilities, including certain instances where we could not otherwise indemnify them. All directors are covered under a non-contributory group travel insurance policy that provides travel assistance benefits and services, including medical insurance, evacuation coverage and accidental death and dismemberment coverage.  Non-employee directors also participate in a non-contributory group life insurance plan that provides $100,000 of coverage.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jeanne Beliveau-Dunn	100,000	139,980	239,980
Curtis J. Crawford	100,000	139,980	239,980
Robert F. Friel	115,000	139,980	254,980
Jorge M. Gomez	91,667	139,980	231,647
Victoria D. Harker	120,000	139,980	259,980
Sten E. Jakobsson	100,000	139,980	239,980
Steven R. Loranger	115,000	139,980	254,980
Surya N. Mohapatra	100,000	139,980	239,980
Jerome A. Peribere	115,000	139,980	254,980
Markos I. Tambakeras	167,500	207,485	374,985

(1)

Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-employee directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock. The amounts represent compensation received in 2019.

(2)

The grant date fair value for RSUs was $76.45, which was the closing price of Xylem’s common stock on May 15, 2019. The number of RSUs granted was determined by dividing the annual equity award by the closing price of Xylem’s common stock on the date of grant. Directors receive dividend equivalents on the RSUs but have no other rights as shareholders with respect to the RSUs until vesting.

DIRECTOR STOCK AND OPTION AWARDS OUTSTANDING AT 2019 FISCAL YEAR END

The following table reflects stock and option awards outstanding as of December 31, 2019 for non-employee directors. Outstanding stock awards reflect unvested RSUs.

Name	Outstanding Stock Awards	Outstanding Option Awards
Jeanne Beliveau-Dunn	1,831(1)	—
Curtis J. Crawford	1,831	—
Robert F. Friel	1,831(1)	—
Jorge M. Gomez	1,831
Victoria D. Harker	1,831	—
Sten E. Jakobsson	1,831	—
Steven R. Loranger	6,521(1)	—
Surya N. Mohapatra	1,831(1)	2,860
Jerome A. Peribere	1,831	—
Markos I. Tambakeras	2,714	—

(1)

The shares shown includes the following vested but deferred RSUs: Jeanne Beliveau-Dunn, 1,831 RSUs; Robert F. Friel, 9,789 RSUs; Steven R. Loranger, 6,521 RSUs; Surya N. Mohapatra, 1,355 RSUs; and all directors as a group, 19,496.

Xylem 2020 Proxy Statement  |  39

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation programs and philosophy for our Named Executive Officers (“NEOs”) in 2019:

NEO	Position
Patrick K. Decker	President & Chief Executive Officer (“CEO”)
E. Mark Rajkowski	Senior Vice President ("SVP") & Chief Financial Officer (“CFO”)
Kenneth Napolitano	SVP & President, Applied Water Systems (“AWS”) and Americas Commercial Team (“ACT”)
Colin R. Sabol	SVP & President, Measurement and Control Solutions (“MCS”)
Claudia S. Toussaint	SVP, General Counsel & Chief Sustainability Officer

EXECUTIVE SUMMARY

Business Performance for 2019

Key Results for 2019

•Revenue was $5.25 billion, up 1% on a reported basis and 4% on an organic* basis from 2018

•Net Income was $401 million and Earnings Per Share of $2.21

•Adjusted Net Income* was $547 million and Adjusted Earnings Per Share* of $3.02, up 9% from 2018 excluding foreign exchange translation impacts

•Free Cash Flow Conversion was 124%

* Non-GAAP financial measures that exclude certain items. For a description and reconciliation of the items excluded from these measures relative to our reported GAAP financial results, please refer to pages 30-31 of Xylem’s 2019 Annual Report on Form 10-K.

We continued to capitalize on our portfolio of industry-leading technologies throughout 2019, delivering mid-single-digit growth in the Utilities market globally, including double-digit growth in China and India. However, soft Industrial and Commercial markets in the second half slowed our overall revenue growth and margin progress for the year. During the year, we effectively contained costs, significantly improved working capital, and exceeded our free cash flow conversion commitments.

Key accomplishments in 2019 in each of our top five strategic priorities were as follows:

•

Enhance Commercial Leadership: We continued to simplify our commercial organizations, align them around customer needs and encourage collaboration across geographic and business unit boundaries. In Europe and the Emerging Markets, we now have single commercial teams for all of our solutions.

•

Grow in Emerging Markets: Sales growth in key markets achieved double-digit growth, including China, India, Eastern Europe, and Middle East and Africa. We established an Africa-focused leadership team to capture growth opportunities in key markets and are pursuing strategic partnerships to grow our presence there. We secured large infrastructure projects in India with our Smart Cities initiative, demonstrating the power and value of our one-company approach and integrated portfolio offering.

•

Strengthen Innovation and Technology: Our product vitality index (which measures the freshness of our portfolio and drives incremental growth) reached 25% for the first time and is up from 18% five years ago.We brought together Product Management & Engineering and Innovation & Technology to align our activities to develop advanced technologies and innovations with our efforts to commercialize them rapidly and effectively.  We continued to expand our innovation ecosystem with several strategic partnerships.

•

Build a Continuous Improvement (CI) culture: We delivered nearly $177 million in full-year productivity savings, a 6% increase over 2018, from procurement, restructuring savings from business simplification and CI efforts. We offset more than a third of tariff costs in 2019 and improved the sustainability of our supply chain by

40  | Xylem 2020 Proxy Statement

auditing over 250 suppliers to ensure they can meet our needs consistently. We held more than 1,500 CI events company-wide, helping our employees to work more efficiently and improve how we serve customers.

•

Cultivate Leadership and Talent Development: We strengthened multiple talent development programs and introduced several new ones that are collectively reaching more of our associates across all levels and functions globally.  We completed our second Global Employee Survey, with an approximately 90% response rate that shows how much our employees care about helping the Company continue to grow and improve.

CEO Pay for Performance Summary

The following graph illustrates the pay-for-performance alignment of our CEO's compensation over the last five years, with Company performance measured by Total Shareholder Return (“TSR”) and the compensation for our CEO as disclosed in the Summary Compensation Table, excluding the amounts reported in the "All Other Compensation" column.

Xylem 2020 Proxy Statement  |  41

2019 Executive Compensation Highlights

Based on our executive total rewards philosophy, the Leadership Development and Compensation Committee (“LDCC”) took the following compensation actions in 2019:

•

Base Salary: Based on a review of market median data and consistent with similar increases for our employees generally, the LDCC provided merit increases (ranging from 3.0% to 7.0% with an average of 4.2%) to NEOs’ base salaries in March 2019.

•

Annual Incentive Compensation: Our Annual Incentive Plan (“AIP”) awards are directly linked to the Company’s annual performance and growth objectives. For the 2019 performance year, the AIP continued to measure team performance with equal weighting for three key financial metrics and individual performance.  Pool funding for the individual component is generally aligned with total team performance results:

2019 Performance Year

Team	25%	Revenue	+ Individual
	25%	Operating Income		25%
	25%	Working Capital (as a percent of Revenue)

Actual AIP awards are described in detail under the section “Our Executive Compensation Program” (see the subsection “Annual Incentive Plan”).

•

Long-Term Incentive Compensation: Our Long-Term Incentive Plan (“LTIP”) awards are designed to align executive pay with long-term value creation for shareholders. The 2019 LTIP awards for NEOs included the following (described in detail under the section “Our Executive Compensation Program” in the “Long-Term Incentive Plan” subsection):

2019 Performance Year

25%	Performance Share Units (“PSUs”) to be earned based on a pre-set, 3-year ROIC metric
25%	PSUs to be earned based on a 3-year TSR metric relative to S&P 500 (excluding financial services)
25%	Time-based Restricted Stock Units (“RSUs”)
25%	Time-based Stock Options

The 2019 LTIP awards for NEOs, as disclosed in the Summary Compensation Table, were set to generally align with market median.

2019 Advisory Vote to Approve Executive Compensation

Each year, the LDCC considers results from the annual shareholders advisory vote on executive compensation and feedback from direct shareholder engagement when reviewing the executive compensation programs. At our 2019 Annual Meeting, our shareholders expressed a high level of support (92%) for the compensation of our NEOs, which  compares to prior years’ shareholder support ranging from 94% to 98% (since our spin-off in 2011). The LDCC believes this result conveyed our shareholders’ support of the existing executive compensation programs.

2019 Shareholder Engagement

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens the Board’s role as an active, informed and engaged fiduciary. We make a concerted effort to engage with shareholders throughout the year to solicit their input on a range of topics related to executive compensation and governance matters. In 2019, we reached out to shareholders representing approximately 60% of our outstanding shares, which resulted in engagement in direct dialogue with shareholders holding approximately 30% of our outstanding shares. Our Board Chair participated in a number of these conversations. Our top shareholders expressed strong support for our executive compensation programs, including our emphasis on equity incentives, the

42  | Xylem 2020 Proxy Statement

balance of performance metrics in our annual and long-term incentive plans, and the linkage for certain executives to sustainability performance as rated by Sustainalytics.

The Board considered feedback from shareholders through the say-on-pay vote and direct engagement and determined to maintain the key provisions of our executive compensation program.

Best Practices

Our compensation program incorporates the following practices:

What We Do		What We Don’t Do
✓	Pay-for-Performance: A significant portion of our NEO pay is performance-based and variable pay.	✘	No Executive Perquisites: We do not provide any perquisites for our NEOs.
✓	Double-Trigger Change of Control Provision: We have adopted double-trigger vesting upon a change of control for our severance plans and LTIP awards.	✘	No Special Retirement Plan for NEOs: We do not provide any retirement benefits to NEOs, other than the benefits available to the broader population of salaried employees.
✓

Peer Group Selection: We conduct a robust annual review and validation of our compensation peer group to ensure that the number of peer companies is appropriate and each peer company remains comparable.

✘

No Tax Gross-Ups: Tax gross-ups are not provided by Xylem except in the case of taxable relocation expenses or non-permanent international assignment support. We do not provide Section 280G excise tax gross-ups under our plans.

✓

Annual Risk Assessment: Annually, we conduct a global risk assessment of incentive-based compensation to identify any issues that could have a material, adverse impact on the company. No material adverse risks were identified in the annual compensation risk assessment.

✘

No Fixed-Term Employment Contracts: We do not have a fixed-term employment contract with any of our NEOs. We entered into a letter agreement with Mr. Decker, as disclosed in our 2014 Proxy Statement, which does not provide for a specific term of employment.

✓	Proactive Management of Share Utilization: Throughout the year, we regularly review and project share utilization to ensure reasonable overhang and annual run rate levels.	✘

No Re-pricing of Stock Options: Our equity incentive plan prohibits the re-pricing or exchange of outstanding stock options that are priced above the prevailing market price with lower-priced stock options, stock or cash without shareholder approval.

✓

Compensation Benchmarking: We conduct benchmarking exercises on a regular basis to ensure that our compensation programs are competitive and have a balanced portfolio approach for fixed versus variable compensation.

✘

Prohibition on Pledging, Hedging and Shorting: We have an anti-shorting, pledging and hedging policy which prohibits our officers and directors from pledging Xylem securities or purchasing financial instruments, or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Xylem securities.

✓	Clawback Policy: We have a clawback policy which applies to both cash and equity performance-based compensation.
✓	Balanced Compensation Design: Our executive compensation program is designed to align with the Company’s business strategy and shareholders’ interests in the context of market practices.
✓	Stock Ownership Guidelines: All of our NEOs are expected to hold stock valued at a multiple of base salary.
✓	Insider Trading Policy: We have a robust insider trading policy that was updated in 2019.
✓	Engagement of an Independent Compensation Consultant: The LDCC engages an independent compensation consultant to provide advice on executive officer and director compensation matters.

Xylem 2020 Proxy Statement  |  43

OUR EXECUTIVE COMPENSATION PROGRAM

Philosophy and Objectives

Our executive compensation program is based on the following principles:

•

Design of compensation programs should reward executives for long-term growth and profitability and should be reasonable, fair, fully disclosed, and strongly aligned with long-term, sustainable shareholder value creation.

•

Compensation should be simple, flexible, and sustainable to support Xylem’s strategic growth priorities and “One Company” philosophy and should be reviewed annually to ensure continued support of the Company’s business objectives.

•

Target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) opportunities should reflect the market median for median performance and may be adjusted for an individual’s performance, strategic impact, level of responsibility and tenure in the position. Actual compensation and incentive award payouts should vary with annual and long-term performance.

•	Compensation should be designed and structured so that unnecessary or excessive risk-taking behavior is discouraged.

NEO Total Direct Compensation Mix

To align compensation levels for NEOs with the Company’s performance and shareholder interests, our pay mix emphasizes variable compensation, including performance-based annual and long-term incentive awards. The following chart illustrates the 2019 target compensation mix for NEOs:

44  | Xylem 2020 Proxy Statement

Compensation Benchmarking

Executive compensation is benchmarked using the compensation levels and practices for the NEOs at companies in our Peer Group and data from multiple broad-based compensation surveys.

Each year, the LDCC reviews and selects companies to comprise the Peer Group for the next performance year based on the following criteria: similar business mix, global presence, revenue size, market capitalization and talent pool. Our 2019 Peer Group includes the following companies:

2019 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Illinois Tool Works Inc.	Revenue*
Ametek, Inc.	Ingersoll-Rand plc	X
Colfax Corporation	Itron Inc.	Xylem 57th Percentile
Crane Co.	Lincoln Electric Holdings, Inc.
Donaldson Company, Inc.	Parker Hannifin Corporation	Market Capitalization**
Dover Corporation	Pentair Ltd.	X
Flowserve Corporation	Rockwell Automation, Inc.	Xylem 49th Percentile
Fortive Corporation	Roper Technologies, Inc.	* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2019 ** Based on December 31, 2019.
IDEX Corporation	Snap-On, Inc.

In October 2019, the LDCC reviewed the current peer companies and added TE Connectivity Limited as it is comparable to Xylem in terms of industry and global footprint, with revenue size falling within a reasonable range of Xylem’s size. The change will be effective for the 2020 performance year. Our 2020 Peer Group and the Company’s relative percentile rankings are as follows:

2020 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Ingersoll-Rand plc	Revenue*
Ametek, Inc.	Itron Inc.	X
Colfax Corporation	Lincoln Electric Holdings, Inc.	Xylem 54th Percentile
Crane Co.	Parker Hannifin Corporation
Donaldson Company, Inc.	Pentair Ltd.	Market Capitalization**
Dover Corporation	Rockwell Automation, Inc.	X
Flowserve Corporation	Roper Technologies, Inc.	Xylem 46th Percentile
Fortive Corporation	Snap-On, Inc.	* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2019 ** Based on December 31, 2019.
IDEX Corporation	TE Connectivity Ltd.
Illinois Tool Works Inc.

In addition to using the Peer Group for benchmarking NEO compensation, the LDCC uses data from multiple broad-based compensation surveys for assessing the competitiveness of our NEOs’ compensation. Market survey data sources include: Aon Hewitt Total Compensation Measurement, Willis Towers Watson Compensation Data Bank, and Mercer Executive Remuneration Survey. Each survey includes approximately 1,000 to 2,500 participants. The LDCC does not select the companies that participate in these broad-based surveys and does not consider the specific participants in the surveys as a factor in its compensation determinations. Available information regarding compensation levels at our Peer Group companies and in surveys is weighted equally in developing “market median” consensus data.

Our NEOs’ target compensation opportunity is designed to approximate the market median and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, tenure in the position and internal pay equity. Our NEOs’ actual compensation is intended to vary on a yearly basis in accordance with actual annual and long-term performance.

Xylem 2020 Proxy Statement  |  45

Elements of Our Executive Compensation Program — Overview

Our executive compensation program offers a mix of compensation elements with a significant focus towards variable pay. As an executive’s rank increases, the proportion of variable pay increases. There are three core elements to our compensation program for our NEOs:

Compensation Element	Key Role		Purpose
Base Salary	•	Fixed component of compensation.	Designed to be competitive with our peers, allowing us to attract and retain the best talent.
Annual Incentive Plan	•	Variable component of compensation.	Designed to link pay to Xylem’s annual performance and strategic growth objectives, as well as individual results.
	•	A cash incentive plan intended to recognize results in a single performance year.
Long-Term Incentive Plan	•	Variable component of compensation.	Designed to link pay to long-term performance, to align executive incentives with shareholder value, and to help facilitate stock ownership and share retention.
	•	50% of the LTIP award is provided as PSUs based on three-year absolute ROIC metric (25%) and three-year relative TSR metric (25%).
	•	The other 50% of the LTIP award is provided as time-based RSUs (25%) and stock options (25%).
	•	The amount of the LTIP award is based on a number of factors including strategic impact of the role, performance and competitiveness with market median.

Base Salary

Base salary is a fixed and core element of our executive compensation program designed to be competitive in the marketplace in order to attract and retain the best talent. Key factors that help determine base salary include:

•	Contributions to the success of the Company.
•	The individual’s level and consistency of performance.
•	Proficiency in the position, skill set and knowledge for the position.
•	Tenure in the position.
•	Specific recruitment circumstances for newly-hired executives.

Base salaries are reviewed annually for potential merit increase based on a review of individual performance measured against specific objectives and compensation levels relative to market.

In 2019, the LDCC provided the following merit increases for our NEOs to better align their salaries to market median, which are generally consistent with the merit increase levels for all employees:

Name	2018 Base Salary ($)	2019 Base Salary ($)	Merit Increase %
Patrick K. Decker	1,030,000	1,100,000	6.8%
E. Mark Rajkowski	637,000	656,000	3.0%
Kenneth Napolitano	480,000	499,000	4.0%
Colin R. Sabol	460,000	478,000	3.9%
Claudia S. Toussaint	465,000	479,000	3.0%

Annual Incentive Plan

Our AIP is a cash-based incentive program designed to link compensation to the Company’s annual financial performance objectives.

The “Target AIP Award” opportunity for our NEOs (expressed as a percentage of base salary) is set to generally align with market median. Actual “AIP Payout” is determined as follows:

Base Salary ($)	X	Target AIP Award (% of Salary)	X	(	Team Performance (Weighted 75%)	+	Individual Performance (Weighted 25%))	=	AIP Payout ($)

46  | Xylem 2020 Proxy Statement

Each AIP performance metric and the overall AIP award is capped at 200% of target and results are interpolated between points for team performance results.

The LDCC increased the Target AIP Award as a percentage of base salary from 70% to 75% for Mr. Napolitano and Mr. Sabol in 2019 to better align with market median.

Team Performance Metrics (75%)

For 2019, core financial metrics were selected to reflect the importance of top line growth, profit, and management of working capital as the foundation for building shareholder value.

The performance targets for the core financial metrics were based on internal operating plans that were established taking into consideration the midpoint of the 2019 financial goals we communicated to shareholders. This ensures the performance targets are more challenging and that our NEOs are motivated to deliver on our financial goals.

Definition, weighting and payout percentage for each performance metric based on actual performance relative to target performance are summarized below:

			Actual Performance vs. Target for Payout Levels
Metric	Weighting	Target	Below Threshold (0% of Target)	Threshold Payout (50% of Target)	Target Payout (100% of Target)	Maximum Payout (200% of Target)
Xylem Revenue (1)	25%	$5,380MM	<95.5% of Target	95.5% of Target	100% of Target	105% of Target
Xylem Operating Income (2)	25%	$817MM	<87.5% of Target	87.5% of Target	100% of Target	112.5% of Target
Xylem Working Capital (as a % of Revenue) (3)	25%	17.0%	>+1.2% vs. Target	+1.2% vs. Target	100% of Target	-1% vs. Target

(1)	Reported GAAP Revenue (excluding the impact of foreign currency fluctuations, unplanned acquisitions and divestitures).
(2)	Reported GAAP Operating Income (excluding the impact of restructuring and realignment costs, special charges and unplanned acquisitions).
(3)	(Accounts Receivable + Inventory - Accounts Payable - Customer Advances)/Revenue (excluding the impact of currency fluctuation and unplanned acquisitions and divestitures).

Individual Performance Objectives (25%)

For 2019, the LDCC selected both financial and non-financial individual objectives (“IO”) for NEOs which align closely with the Company’s five top strategic priorities and two core imperatives:

Strategic Priorities	Core Imperatives

•  Enhance Commercial Leadership: generate above-market growth and be a market leader by helping our sales teams sell more and perform better.

•  Grow in Emerging Markets: grow twice as fast as market in key emerging market regions by expanding our capabilities and presence.

•  Strengthen our Innovation and Technology: increase investment in research and development, and innovation to develop new technologies by focusing on smart technologies, systems intelligence, and advanced treatment and industrial services.

•  Build a “Continuous Improvement” Culture: simplify our business, enhance productivity through tools like Lean Six Sigma, and sharpen our global procurement capabilities.

•  Cultivate Leadership and Talent Development: develop our talent at every level by solidifying our foundation and building more leadership depth and breadth.

•  Drive a Culture of Safety and Health: commitment to providing a safe and healthy workplace for employees and protecting our environment.

•  Drive a Culture of Compliance: focus on fostering a culture of compliance, where each Xylem employee takes personal responsibility for acting ethically and with integrity, and promoting an environment where everyone feels empowered to do the right thing.

IO scores are designed to be differentiated based on the assessment of the individual’s performance against his or her individual objectives. There is no specific weighting assigned to each goal and the evaluation is non-formulaic. Actual IO scores can range from 0% to 200% of target. Higher IO scores are intended to be given to individuals with the strongest performance relative to their financial and non-financial strategic objectives; and the lowest IO scores are intended to be given to individuals who have underperformed relative to their financial and non-financial strategic objectives. Each year, management and, in the case of the NEOs, the LDCC review the distribution and range of IO scores to ensure that there is appropriate differentiation based on performance.

Xylem 2020 Proxy Statement  |  47

To emphasize total Xylem performance and align the overall pool with business results, the Company funds the individual portion of the AIP award pool based on the 2019 overall Team Performance results with a floor of 90% of target. The IO pool funding floor recognizes that there may be strong individual performance contributions to current and future results even if current year team performance is below 90%. Individual IO scores can still range from 0% to 200%, keeping within the IO pool funding in total.

2019 AIP Awards Paid in 2020

The LDCC evaluated Xylem’s actual team performance against the pre-established metrics and considered the following results in determining the actual Team Performance score, overall IO funding, and awards for NEOs:

Team Performance Metrics	Weighting	2019 Target Performance	2019 Actual Performance	Actual vs. Target	Actual Payout %
Revenue ($MM)	25%	5,380	5,291	98.3%	82%
Operating Income ($MM)	25%	817	723	88.5%	54%
Working Capital (as a % of Revenue)	25%	17.0%	17.0%	0bps	100%
Team Performance Score:					79%

For 2019, we met our target for working capital performance, but fell short of revenue and operating income. The performance above resulted in a Team Performance score of 79% and an overall Company IO funding of 90%.

The LDCC evaluated individual performance of the NEOs against pre-established objectives in determining the actual IO performance scores. For 2019, each NEO had specific individual performance goals which closely linked to the strategic priorities listed above under “Individual Performance Objectives” and included the following:

•	Attain or exceed 2019 internal stretch targets for revenue, operating income, and working capital;
•	Continue to drive growth culture with specific focus on building new capabilities and reduce barriers to early adoption of new digital solutions;
•	Build industrial water strategy;
•	Drive operating efficiency to improve margin expansion and mitigate risk;
•	Further leadership development efforts and increase succession depth; and
•	Accelerate social value creation efforts and raise Xylem recognition amongst key stakeholders.

In February 2020, the LDCC determined the 2020 AIP payouts for all NEOs.  Due to the performance in revenue and operating income metrics, the LDCC decided to reduce all NEOs’ IO performance scores to zero. The following table summarizes the actual AIP awards paid to the NEOs in March 2020:

Name	Base Salary ($)	Target AIP Award (% of Salary)	Target Annual Incentive ($)	Range of Potential Payouts Based on Team & Individual Results ($)	Total Team & Individual Performance Score (%)	Actual AIP Payout ($)
Patrick K. Decker	1,100,000	120%	1,320,000	0 - 2,640,000	59.3%	782,100
E. Mark Rajkowski	656,000	80%	524,800	0 - 1,049,600	59.3%	310,944
Kenneth Napolitano	499,000	75%	374,250	0 - 748,500	59.3%	221,743
Colin R. Sabol	478,000	75%	358,500	0 - 717,000	59.3%	212,411
Claudia S. Toussaint	479,000	65%	311,350	0 - 622,700	59.3%	184,475

48  | Xylem 2020 Proxy Statement

Long-Term Incentive Plan

Our Long-Term Incentive Plan ("LTIP") is designed to link an executive’s compensation to long-term shareholder value creation. The 2019 LTIP awards for NEOs included the following components:

Components	% of Award	Vesting Period	Rationale
PSUs	50%	Performance-based vesting that cliff vests at the end of three years.

Two balanced performance criteria (ROIC and relative TSR) provide strong pay-for-performance linkage.  Cliff vesting supports long-term alignment with shareholder value and retention of the Company’s NEOs.

RSUs	25%	Time-based vesting in three annual installments.	Three-year vesting supports long-term alignment with shareholder value in conjunction with our stock ownership guidelines and retention of the Company’s NEOs.
Stock Options	25%	Time-based vesting in three annual installments.

Actual value materializes only if the share price appreciates over the stock options’ exercise price before the stock options expire. Supports share price performance and long-term alignment with shareholder value creation over the ten-year life of the option.

PSU awards underscore our pay-for-performance philosophy, provide alignment with key long-term financial metrics and strengthen the performance-based aspects of our executive officer compensation program. The LDCC also considers RSUs and stock options to be performance-based, at-risk pay because their value depends on stock price fluctuation. The mix and balance of LTIP awards were chosen based on the LDCC’s belief in performance-based compensation elements in the context of the Company’s business strategy as well as market trends and best practices. The target LTIP award value for each NEO is established each year to be generally in alignment with the market median value for long-term incentives.

Performance Share Units

PSUs are stock awards that are settled in shares of Xylem’s common stock subject to three-year cliff vesting and performance requirements. Key elements of the 2019 PSU awards were as follows:

•

50% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) contingent upon the achievement of a pre-set, three-year ROIC performance target.  We believe ROIC is aligned with our efforts to build long-term value for shareholders by focusing on the effective allocation of capital.  The ROIC performance target for the 2019-2021 performance cycle was set to be sufficiently challenging and aligned with the Company’s strategic plan and historical performance.  Potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between Minimum - Target and Target - Maximum):

Performance Level	2019-2021 ROIC*	Payout as a % of Target
Maximum	12.9%	175%
Target	12.3%	100%
Minimum	11.5%	0%

*Defined as the three-year average tax-effected adjusted earnings before interest and amortization divided by the thirteen-point (quarterly end) average adjusted invested capital. Impact of unplanned acquisitions that are not debt-funded is excluded in the year of acquisition but included in the remaining performance period, except for the purchase accounting and related transaction and integration costs. Impact of unplanned acquisitions that are debt-funded are excluded.

•

50% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) based on three-year Xylem TSR relative to companies in the S&P 500 Index (excluding financial services companies).   We believe TSR helps us to further align with shareholder interests, and along with ROIC, provides a balanced approach to address both internal and external performance.  The potential payout levels (as a percentage of the target number of shares) based on actual performance are summarized below (results are interpolated between Threshold - Target and Target - Maximum):

Performance Level	2019-2021 Relative TSR Rank	Payout as a % of Target
Maximum	75th Percentile and Above	175%
Target	50th Percentile	100%
Threshold	25th Percentile	25%
Below Threshold	Below 25th Percentile	0%

Xylem 2020 Proxy Statement  |  49

The LDCC selected the companies in the S&P 500 Index (excluding Financial Services) as the benchmark for relative TSR in order to reflect the broader investment focus of our shareholders.  Similar to the multiple broad-based compensation surveys in our compensation benchmarking, the S&P 500 is not a self-selected customized benchmark and provides a more comprehensive and relevant comparison for our stock price performance.

•	Earned PSUs will be settled in shares upon vesting.
•	Holders of PSUs do not have voting rights.
•	Dividend equivalents are accrued and paid in cash only if and to the extent PSUs vest.
•	If an employee resigns or is terminated prior to vesting, the PSUs are forfeited entirely.
•	If an employee retires, dies or becomes disabled, a prorated portion of the PSUs vests.
•

PSUs will vest in full (assuming target performance) upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control or if the buyer does not assume or replace the awards in connection with a change of control.

Status of 2017 PSU Award for Completed Performance Cycle in 2019

Performance Metric	Performance Level	Payout	Status
Net Income Target*	3-year cumulative net income of $675 million		Maximum funding (175% of target number of shares) achieved due to actual adjusted net income ($1.5 billion) above the NI Target.
ROIC	Maximum: 11.4% Target: 11.1% Minimum: 10.1%	175% 100% 0%	Actual result was 11.1%, so 100% of target shares were earned from this award.
TSR	Maximum: 75th Percentile Target: 50th Percentile Threshold: 25th Percentile	175% 100% 25%	Actual result was 63rd percentile, so 139% of target shares were earned from this award.
Total Final Payout: 119.5%

*As described in last year’s proxy statement, for awards granted prior to November 2, 2017, the LTIP design required the Company to reach a specific three-year Net Income Target, which then allows for the maximum PSU funding of 175% of the target number of shares, with actual PSU payouts below this maximum funding level based on achievement of the ROIC and TSR performance metrics.

Restricted Stock Units

RSUs are stock awards that are settled in shares of Xylem’s common stock subject to vesting requirements.

Key elements of the 2019 RSU awards were as follows:

•	RSUs awarded as part of the annual LTIP award vest in three equal annual installments.
•	RSUs will be settled in shares upon vesting.
•	Holders of RSUs do not have voting rights.
•	Dividend equivalents are accrued and paid in cash only upon vesting/settlement of the awards.
•	If an employee resigns or is terminated prior to vesting, the RSUs are forfeited entirely.
•	If an employee qualified for retirement, a prorated portion of the RSUs vest and applicable dividends will be paid upon retirement.
•	If an employee dies or becomes disabled, the RSUs vest in full.
•

RSUs will vest in full upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control or if the buyer does not assume or replace the awards in connection with a change of control.

50  | Xylem 2020 Proxy Statement

Stock Options

Non-qualified stock options permit participants to purchase shares of Xylem’s common stock in the future at a price equal to the stock’s value on the date the stock options were granted, which is the stock option exercise price.

Key elements of the 2019 non-qualified stock option awards were as follows:

•	Stock options vest in three equal annual installments with a 10-year term and cannot be exercised prior to vesting.
•

If an employee resigns or is terminated prior to vesting, the unvested portions of the stock options are forfeited entirely. The vested portions of the stock options expire the earlier of three months following the termination date or the original expiration date.

•

If an employee qualifies for retirement, a pro-rated portion of the unvested portions of the stock options vest and remain exercisable until the earlier of three years following the retirement date or the original expiration date.

•

If an employee dies or becomes disabled, the unvested portions of the stock options vest in full and remain exercisable until the earlier of three years following the death or disability date or the original expiration date.

•

The unvested portion of the stock options will vest in full upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control or if the buyer does not assume or replace the awards in connection with a change of control.

Earnings Black-Out Period and Timing of Stock-Based Grants

The Company typically closes the window for insiders to trade in the Company’s securities in advance of, and for a period of time immediately following, earnings releases because the Company and insiders may be in possession of material non-public information. LTIP award decisions for NEOs are typically made at the annual first quarter meeting of the LDCC. LTIP awards may be granted at a time when the Company is in possession of material non-public information. However, the LDCC does not consider the possible possession of material non-public information when it determines the number, price or timing of LTIP awards granted. Rather, the LDCC uses market competitive data, individual performance and retention considerations when it grants equity awards under the LTIP. In general, LTIP awards are granted to NEOs, other executives, and directors on the approval date. For new hire NEOs, LTIP awards are granted on the later of the LDCC approval date or the start of employment, subject to an open trading window

Additional Compensation Elements

The primary focus of our executive compensation program is on base salary, AIP and LTIP awards, but we also provide other limited benefits that are market-competitive and deemed necessary to attract, motivate and retain a high-quality management team.

Retirement and Benefit Plans

NEOs participate in the same retirement and benefit plans as the broader population of salaried employees, as applicable.

•

Retirement plans generally include the tax-qualified retirement savings plan, the non-qualified retirement savings plan, and the deferred compensation plans.  We do not provide defined benefit retirement plans.

•	Benefit plans generally include group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance, and short- and long-term disability insurance.

Executive Perquisites

The Company does not provide any perquisites to NEOs.

Xylem 2020 Proxy Statement  |  51

Severance Plan Arrangements

Xylem offers severance plan arrangements in order to provide transitional assistance to NEOs who are terminated from the Company either without cause or following a change of control. Xylem maintains two severance plans for its senior executives - the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. These plans are described in more detail in the “Potential Post-Employment Compensation” section.

COMPENSATION Decision-Making Process

Role of the Leadership Development and Compensation Committee ("LDCC")

The LDCC is responsible for ensuring that our compensation program allows us to be effective in attracting, motivating and retaining top talent critical to our long-term success. The LDCC reviews management performance, succession planning, executive development and talent management programs and initiatives including diversity and inclusion on a regular and on-going basis. Their role includes providing overall direction of total rewards philosophy and overseeing the total rewards programs for our NEOs. The LDCC annually reviews NEOs’ compensation to ensure it properly aligns with the Company’s business objectives and maintains a strong link to shareholder value. During the first quarter of each year, the LDCC reviews annual performance for the prior year and approves compensation actions (currently in February) including payout of performance-based incentives for the prior year, base salaries, AIP targets and LTIP target awards for the current year. The LDCC also reviews tally sheets, which provide a comprehensive picture of an NEO’s total compensation and context for making pay decisions. The LDCC establishes the total compensation for NEOs after seeking input from management regarding individual executives’ performance. Decisions impacting the CEO’s compensation are determined solely by the LDCC based on performance against objectives and market benchmarking factors. The LDCC has oversight of the establishment and administration of executive benefit programs and severance policies. For a full discussion of LDCC authority and responsibilities, see the LDCC charter that is on our website at www.xylem.com, under "About Xylem', then “Investors” and then “Corporate Governance.”

Role of the Compensation Consultant

The LDCC has retained Pearl Meyer as its independent compensation consultant each year since 2011. In fiscal year 2019, Pearl Meyer only performed executive officer and director compensation services at the direction of the LDCC. Prior to engaging Pearl Meyer each year, the LDCC reviews Pearl Meyer’s independence. The LDCC has determined that Pearl Meyer is independent and Pearl Meyer’s work does not raise any conflict of interest pursuant to the SEC and the NYSE rules. In 2019, at the request of the LDCC, Pearl Meyer attended all LDCC meetings and also met with the LDCC without management present. Pearl Meyer provided the LDCC with assessments of and recommendations on our executive compensation philosophy and program design, and assisted with the selection of our Peer Group. At the direction of the LDCC, Pearl Meyer also worked with management to review the results of the annual executive benchmarking exercise as well as the results of the benchmarking exercise of our director compensation program. The LDCC has sole authority to retain and terminate the compensation consultant, and is directly responsible for overseeing and compensating the consultant.

Role of Management

Management routinely provides the LDCC with current and projected results of performance pay plans, and external data that the LDCC may consider in making decisions around total rewards for NEOs. At the request of the LDCC, Committee meetings are regularly attended by the CEO, the Chief Human Resources Officer and the Vice President of Total Rewards. Management is responsible for leading discussions about the Company’s performance, succession planning, leadership development and total rewards programs. The CEO makes recommendations to the LDCC regarding total compensation to be paid to the Company’s executive officers, other than himself, but all decisions are ultimately made by the LDCC.

52  | Xylem 2020 Proxy Statement

Additional Information

Change of Control Agreements

Our NEOs do not have stand-alone change of control agreements. However, many of the Company’s short-term and long-term incentive plans, severance arrangements and non-qualified deferred compensation plans provide additional or accelerated benefits in connection with a change of control. These benefits are described in detail under “Potential Post-Employment Compensation”. The Company does not provide any tax gross-ups related to Section 280G of the IRC.

Consideration of Tax and Accounting Impacts

The LDCC annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief under the Tax Cuts and Jobs Act of 2017. While the Company monitors guidance in this area, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Committee may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Clawback Policy

We have adopted a policy that provides for recoupment of both cash and equity performance-based compensation if our Board determines that an executive officer has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of financial statements previously issued by the Company. We intend to update our policy as necessary to comply with any final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act clawback requirements once they are effective.

Xylem 2020 Proxy Statement  |  53

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Patrick K. Decker	2019	1,089,231	4,814,879	1,500,001	782,100	130,993	8,317,204
President and	2018	1,025,385	4,855,470	1,462,499	852,840	131,476	8,327,670
Chief Executive Officer	2017	996,923	3,969,000	1,350,005	1,245,000	156,935	7,717,863
E. Mark Rajkowski	2019	653,077	1,364,268	424,999	310,944	67,481	2,820,769
SVP and Chief Financial Officer	2018	634,077	1,328,122	400,002	351,620	68,999	2,782,820
	2017	615,231	1,102,475	374,997	506,760	78,539	2,678,002
Kenneth Napolitano	2019	496,077	882,803	275,007	221,743	50,247	1,925,877
SVP and President,	2018	480,000	829,921	250,003	231,840	49,829	1,841,593
AWS & ACT	2017	446,050	661,429	225,003	336,000	54,744	1,723,226
Colin R. Sabol	2019	475,231	882,803	275,007	212,411	48,135	1,893,587
SVP and President, MCS	2018	468,846	829,921	250,003	222,180	48,372	1,819,322
	2017	438,327	551,308	187,504	322,000	312,540	1,811,679
Claudia S. Toussaint	2019	476,846	682,134	212,499	184,475	46,292	1,602,247
SVP, General Counsel and	2018	463,000	663,936	199,992	208,550	47,009	1,582,487
Chief Sustainability Officer	2017	448,692	551,308	187,504	293,800	51,974	1,533,279

(1)	Amounts in the “Salary” column represent the actual base salary earned by the NEOs in 2019.
(2)

Amounts in the “Stock Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the PSU and RSU awards. Assuming the maximum performance is achieved for the 2019 PSU award, the maximum grant date fair value is $5,801,052 for Mr. Decker; $1,643,695 for Mr. Rajkowski; $1,063,617 for Mr. Napolitano; $1,063,617 for Mr. Sabol; and $821,847 for Ms. Toussaint. A discussion of the awards and assumptions used in calculating the 2019 values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2019 Annual Report on Form 10-K filed on February 28, 2020.

(3)

Amounts in the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards. A discussion of assumptions used in calculating the values of 2019 stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2019 Annual Report on Form 10-K filed on February 28, 2020.

(4)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent AIP awards earned for each performance year.
(5)	Amounts in this column represent items specified in the “All Other Compensation Table” below.

ALL OTHER COMPENSATION TABLE

Name	Company Contribution to Tax-Qualified Retirement Savings Plan ($)(a)	Company Contribution to Non-Qualified Retirement Savings Plan ($)(b)	Total All Other Compensation ($)
Patrick K. Decker	19,600	111,393	130,993
E. Mark Rajkowski	19,600	47,881	67,481
Kenneth Napolitano	19,600	30,647	50,247
Colin R. Sabol	19,600	28,535	48,135
Claudia S. Toussaint	19,600	26,692	46,292

(a)	These amounts include contributions in fiscal year 2019 as well as contributions for the 2019 AIP award earned in 2019 and paid in 2020.
(b)

These amounts include contributions in fiscal year 2019 as well as contributions for the 2019 AIP award earned in 2019 and paid in 2020. Xylem contributions are unfunded and participants have access to the same investment funds available to participants in the tax-qualified retirement savings plan.

54  | Xylem 2020 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Awards ($)(6)
Patrick K.		0	1,320,000	2,640,000							—
Decker	2/20/19				0	20,251	35,439				1,499,992
	2/20/19				0	20,251	35,439				1,814,895
	2/20/19							20,251			1,499,992
	2/20/19								87,925	74.07	1,500,001
E. Mark		0	524,800	1,049,600							—
Rajkowski	2/20/19				0	5,738	10,042				425,014
	2/20/19				0	5,738	10,042				514,240
	2/20/19							5,738			425,014
	2/20/19								24,912	74.07	424,999
Ken		0	374,250	748,500							—
Napolitano	2/20/19				0	3,713	6,498				275,022
	2/20/19				0	3,713	6,498				332,759
	2/20/19							3,713			275,022
	2/20/19								16,120	74.07	275,007
Colin R.		0	358,500	717,000							—
Sabol	2/20/19				0	3,713	6,498				275,022
	2/20/19				0	3,713	6,498				332,759
	2/20/19							3,713			275,022
	2/20/19								16,120	74.07	275,007
Claudia S.		0	311,350	622,700							—
Toussaint	2/20/19				0	2,869	5,021				212,507
	2/20/19				0	2,869	5,021				257,120
	2/20/19							2,869			212,507
	2/20/19								12,456	74.07	212,499

(1)

Amounts reflect the annualized minimum, target and maximum payment levels, respectively, if an award payout is achieved under the 2019 AIP described under “Compensation Discussion and Analysis - Annual Incentive Plan.” These potential payments are based on achievement of specific performance metrics and are completely at risk.

The amount under Threshold shown is 0% of the Target amount, which is comprised of the Team Performance and Individual Performance components. Team Performance payouts begin at 50% of the Target amount if the Threshold payout level is met. If the Threshold payout level is not met, no award will be paid. Individual Performance payout ranges from 0% to 200%.

(2)

Amounts reflect the number of PSUs granted in 2019, which was determined using the closing price of Xylem stock on grant date. The 2019 annual awards vest in full at the end of the three-year restriction period following the grant date for normal annual grants - February 20, 2019 (“Annual Grant Date”), to the extent that they are earned based on pre-set ROIC and relative TSR performance goals and provided that the executive remains an employee as of the vesting date as described in “Compensation Discussion and Analysis - Elements of Our Compensation Program”.

(3)

Amounts reflect the number of RSUs granted in 2019, which was determined using the closing price of Xylem stock on grant date. The 2019 annual awards vest in three equal installments on each of the first, second, and third anniversaries of the Annual Grant Date provided that the executive remains an employee as of the vesting date.

(4)

Amounts reflect the number of stock options granted in 2019, which was determined using the binomial lattice value on grant date. These awards vest in three equal installments on each of the first, second, and third anniversaries of the Annual Grant Date provided that the executive remains an employee as of each vesting date. The options expire ten years after the Annual Grant Date.

(5)	The stock option exercise price equals the closing price of Xylem stock on grant date.
(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for PSU, RSU and stock option awards granted to the NEOs in 2019.

Xylem 2020 Proxy Statement  |  55

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding all outstanding stock options, unvested RSU and PSU awards held by each NEO as of December 31, 2019.

	Option Awards					RSU Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Number of Unearned Shares or Units of Stock that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)(4)
Patrick K. Decker	3/17/14	165,584	—	36.81	2/25/24	42,530	3,350,939	205,724	16,208,994
	2/24/15	199,297	—	35.96	2/24/25
	2/24/16	138,581	—	37.47	2/24/26
	2/21/17	84,508	42,253	48.33	2/21/27
	2/21/18	28,376	56,752	75.18	2/21/28
	2/20/19	—	87,925	74.07	2/20/29
E. Mark Rajkowski	5/5/16	40,453	—	41.53	2/24/26	11,871	935,316	57,252	4,510,885
	2/21/17	23,474	11,737	48.33	2/21/27
	2/21/18	7,761	15,522	75.18	2/21/28
	2/20/19	—	24,912	74.07	2/20/29
Kenneth Napolitano	11/7/11	1,140	—	24.60	11/7/21	7,480	589,349	35,759	2,817,452
	3/2/12	32,662	—	26.60	3/2/22
	3/1/13	30,909	—	27.49	3/1/23
	2/25/14	23,824	—	38.76	2/25/24
	2/24/15	27,902	—	35.96	2/24/25
	2/24/16	22,173	—	37.47	2/24/26
	2/21/17	14,085	7,042	48.33	2/21/27
	2/21/18	4,851	9,701	75.18	2/21/28
	2/20/19	—	16,120	74.07	2/20/29
Colin R. Sabol	2/24/16	20,787	—	37.47	2/24/26	7,222	569,021	33,907	2,671,533
	2/21/17	11,738	5,868	48.33	2/21/27
	2/21/18	4,851	9,701	75.18	2/21/28
	2/20/19	—	16,120	74.07	2/20/29
Claudia S. Toussaint	2/24/15	21,923	—	35.96	2/24/25	5,935	467,619	28,625	2,255,364
	2/24/16	18,016	—	37.47	2/24/26
	2/21/17	5,869	5,868	48.33	2/21/27
	2/21/18	3,881	7,760	75.18	2/21/28
	2/20/19	—	12,456	74.07	2/20/29

(1)	All stock option awards vest in three equal installments over the three-year period following the grant date.
(2)	Amounts reflect unvested stock options. The following table provides the vesting schedule (vesting occurs on the applicable anniversary of grant date):

	Grant	Vesting Schedule (#)
Name	Date	2020	2021	2022
Patrick K. Decker	2/21/17	42,253	—	—
	2/21/18	28,376	28,376	—
	2/20/19	29,016	29,015	29,894
E. Mark Rajkowski	2/21/17	11,737	—	—
	2/21/18	7,761	7,761	—
	2/20/19	8,221	8,221	8,470
Kenneth Napolitano	2/21/17	7,042	—	—
	2/21/18	4,851	4,850	—
	2/20/19	5,320	5,320	5,480
Colin R. Sabol	2/21/17	5,868	—	—
	2/21/18	4,851	4,850	—
	2/20/19	5,320	5,320	5,480
Claudia S. Toussaint	2/21/17	5,868	—	—
	2/21/18	3,880	3,880	—
	2/20/19	4,111	4,110	4,235

56  | Xylem 2020 Proxy Statement

(3)	Amounts reflect unvested RSUs. The following table provides the vesting schedule (vesting occurs on the applicable anniversary of grant date):

	Grant	Vesting Schedule (#)
Name	Date	2020	2021	2022
Patrick K. Decker	2/21/17	9,311	—	—
	2/21/18	6,484	6,484	—
	2/20/19	6,683	6,683	6,885
E. Mark Rajkowski	2/21/17	2,586	—	—
	2/21/18	1,774	1,773	—
	2/20/19	1,894	1,894	1,950
Kenneth Napolitano	2/21/17	1,551	—	—
	2/21/18	1,108	1,108	—
	2/20/19	1,226	1,225	1,262
Colin R. Sabol	2/21/17	1,293	—	—
	2/21/18	1,108	1,108	—
	2/20/19	1,226	1,225	1,262
Claudia S. Toussaint	2/21/17	1,293	—	—
	2/21/18	887	886	—
	2/20/19	947	947	975

(4)	Market values were determined based on the Company’s closing stock price of $78.79 on December 31, 2019.
(5)

Amounts reflect the 2017 PSU awards that became vested in early 2020 with payout at 119.5% of target and 2018 and 2019 unvested PSUs estimated at 175% of target. The following table provides the vesting schedule (vesting occurs on the applicable anniversary of grant date):

	Grant	Vesting Schedule (#)
Name	Date	2020	2021	2022
Patrick K. Decker	2/21/17	66,760	—	—
	2/21/18	—	68,086	—
	2/20/19	—	—	70,878
E. Mark Rajkowski	2/21/17	18,544	—	—
	2/21/18	—	18,624	—
	2/20/19	—	—	20,084
Kenneth Napolitano	2/21/17	11,125	—	—
	2/21/18	—	11,638	—
	2/20/19	—	—	12,996
Colin R. Sabol	2/21/17	9,273	—	—
	2/21/18	—	11,638	—
	2/20/19	—	—	12,996
Claudia S. Toussaint	2/21/17	9,273	—	—
	2/21/18	—	9,310	—
	2/20/19	—	—	10,042

OPTION EXERCISES AND STOCK VESTED

The following table provides the values realized by our NEOs upon the exercise of Xylem stock options and the vesting of PSUs and RSUs in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(2)
Patrick K. Decker	—	—	143,676	10,798,208
E. Mark Rajkowski	—	—	40,643	3,062,430
Kenneth Napolitano	80,526	3,780,910	23,124	1,737,811
Colin R. Sabol	15,930	708,707	21,584	1,622,154
Claudia S. Toussaint	5,869	164,554	18,805	1,413,215

(1)

This amount reflects number of shares acquired upon exercise of stock options multiplied by the difference between the Xylem stock price on the date of exercise and the exercise price of stock options.

(2)	These amounts reflect the value realized upon the vesting of PSUs and RSUs based upon the closing price of Xylem stock on the date of vesting.

Xylem 2020 Proxy Statement  |  57

Non-Qualified Deferred Compensation

Xylem Deferred Compensation Plan

The Xylem Deferred Compensation Plan is a deferred compensation plan that permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payments. Any AIP amounts deferred will be included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Amounts deferred are unsecured general obligations of the Company and will rank with other unsecured and unsubordinated indebtedness of the Company.

Xylem Supplemental Retirement Savings Plan

The Xylem Supplemental Retirement Savings Plan (“SRSP”) was established to provide retirement benefits that cannot be paid from the qualified retirement savings plan due to the federal limits on the amount of benefits that can be paid and the amount of compensation that can be recognized under a tax-qualified retirement plan. These benefits are generally paid directly by Xylem. It is a non-qualified and unfunded plan with all amounts in the plan constituting a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the Company.

The table below shows the activity within the Xylem Deferred Compensation Plan and the SRSP (Non-Qualified Savings) for the NEOs for 2019.

2019 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Patrick K. Decker
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	111,393	78,623	—	724,607
Total	—	111,393	78,623	—	724,607
E. Mark Rajkowski
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	47,881	27,252	—	197,034
Total	—	47,881	27,252	—	197,034
Kenneth Napolitano
Deferred Compensation	—	—	12,936	—	389,532
Non-Qualified Savings	—	30,647	5,732	—	247,804
Total	—	30,647	18,668	—	637,336
Colin R. Sabol
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	28,535	76,847	—	367,648
Total	—	28,535	76,847	—	367,648
Claudia S. Toussaint
Deferred Compensation	—	—	16,336	—	360,242
Non-Qualified Savings	—	26,692	36,342	—	151,037
Total	—	26,692	52,678	—	511,278

(1)

Amounts represent the deferred portion of the 2019 AIP, which was credited to NEOs’ account in 2020 and is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)

Amounts consist of the contributions to the participants under the Xylem Deferred Compensation Plan and SRSP for the 2019 AIP, which were credited to the NEOs’ accounts in 2020. These amounts are reflected in the Non-Qualified Retirement Savings Plan and Deferred Compensation Plan contribution columns in the “All Other Compensation Table” and are included in the “Summary Compensation Table.”

(3)	The Company does not provide preferential or above-market rates as defined in applicable SEC rules. As a result, the aggregate earnings are not included in the Summary Compensation Table.
(4)

The amounts represent account balances at 2019 fiscal year end and exclude contributions that were credited in 2019, but not actually contributed until after the end of the year. The aggregate balance for Deferred Compensation that has been reported to an NEO in the Summary Compensation Table for previous years since 2012 is $22,130 for Mr. Napolitano and $21,000 for Ms. Toussaint. The aggregate balance for SRSP that has been reported as compensation since 2012 is $678,355 for Mr. Decker; $194,148 for Mr. Rajkowski; $238,037 for Mr. Napolitano; $215,686 for Mr. Sabol; and $124,449 for Ms. Toussaint.

58  | Xylem 2020 Proxy Statement

Potential Post-Employment Compensation

The Potential Post-Employment Compensation table included in this section reflects the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including death, disability, termination without cause or termination in connection with a change of control. The severance plans listed below apply to the Company’s senior executives, including NEOs (unless provided otherwise below), as defined by Section 409A of the IRC. The severance plans do not allow for excise tax gross-ups and include a cap on severance benefits.

The amounts shown in the Potential Post-Employment Compensation tables are estimates, assuming that the triggering event was effective as of December 31, 2019, and include amounts which would be earned through such date (or that would be earned during a period of severance). The Company’s obligation to continue severance payments stops if the executive does not comply with Xylem’s Code of Conduct or non-compete provisions. The amounts shown below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include: accrued salary and vacation pay; certain severance benefits as described below; and distributions of balances under the retirement savings plans.

Xylem Senior Executive Severance Pay Plan

The purpose of the Xylem Senior Executive Severance Pay Plan (“SESPP”) is to provide a period of transition following termination of employment for senior executives. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause. All NEOs are eligible to participate in this plan.

The amount of severance paid (“Severance Pay”) under this plan depends on the executive’s salary and years of service at the time of cessation. The plan typically provides 12 months of salary for up to three years of service and one additional month of salary for each additional year of service with a cap of 24 months. The Company will also provide continuation of health and life insurance benefits for the duration of the severance period.

Xylem Special Senior Executive Severance Pay Plan

The purpose of the Xylem Special Senior Executive Severance Pay Plan (“SSESPP”) is to provide compensation in the case of termination of a senior executive’s employment in connection with a change of control (as defined in our equity compensation plan). All NEOs are eligible to participate in this plan.

Under this plan, if an NEO (i) is terminated without cause in contemplation of a change of control that ultimately occurs; or (ii) is terminated without cause or resigns for good reason within two years after a change of control, the following will be provided:

Benefit	CEO and NEO Hired or Promoted Prior to May 1, 2012	NEO Hired or Promoted on or after May 1, 2012 (excluding CEO)
“Severance Pay” as a multiple of annual base salary and current actual AIP	3 Times	2 Times Target AIP for new hire without full-year AIP history
Continuation of Health and Life Insurance Benefits at the Same Level	3 Years	2 Years
Other Benefits	• Severance Pay times the current eligible percentage rate of Xylem’s contributions to applicable retirement savings plans • One year of outplacement services

In the event severance payments under the plan would constitute an “excess parachute payment” within the definition of Section 280G of the IRC, payments would be provided based on whichever option would provide a better after-tax benefit to the NEO:

•	the aggregate of all severance payments reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the IRC; or
•	the aggregate of all severance payments without a reduction.

Xylem 2020 Proxy Statement  |  59

Potential Post-Employment and Change of Control Compensation

The following table reflects the estimated amount of compensation payable to each of the Company’s NEOs upon termination of the NEO’s employment under various scenarios. The amounts shown are calculated using an assumed termination date effective as of December 31, 2019. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes and may not represent the actual amount payable if an eligible termination event were to occur.

Name	Death/ Disability ($ in millions)(1)	Termination Not For Cause ($ in millions)(2)	Change of Control Termination Not for Cause/ With Good Reason ($ in millions)(3)
Patrick K. Decker	4.8	4.9	22.8
E. Mark Rajkowski	1.3	0.7	6.7
Kenneth Napolitano	0.8	1.0	5.3
Colin R. Sabol	0.7	0.9	5.1
Claudia S. Toussaint	0.7	0.6	3.8

(1)

This is a potential lump-sum payment related to the acceleration of unvested equity awards which would have occurred if an NEO had died or become disabled as of December 31, 2019. Equity awards vest according to the terms described in “Our Executive Compensation Program - Long-term Incentive Plan”. The amounts shown reflect the market value of RSUs, PSUs (prorated based on actual performance), and unvested in-the-money stock options based on the Company’s December 31, 2019 closing price of $78.79.

(2)	The amounts shown consist of the following potential payments if an NEO had been terminated not for cause as of December 31, 2019:
a.

Severance Pay under the SESPP except for Mr. Decker, who would be paid an amount equal to two times the total of his current annual salary and average AIP payout for 2016-2018 performance years based on the severance arrangement included in his letter of agreement filed with our Quarterly Report on Form 10-Q on April 29, 2014. The amounts are paid in the form of periodic payments according to the regular payroll schedule over the severance period.

b.	The Company’s portion of health and life insurance premium paid monthly for the duration of the severance period under the SESPP.
(3)	The amounts shown consist of the following potential payments upon termination not for cause or with good reason within two years of change of control:
a.	Severance Pay under the SSESPP, which is paid in the form of periodic payments according to the regular payroll schedule over the severance period.
b.

A lump-sum payment for unvested equity awards that would vest according to the terms described in “Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of RSUs, PSUs (assuming 119.5% payout for the 2017 award and target performance for the 2018 and 2019 awards) and in-the-money stock options based on the Company’s December 31, 2019 closing price of $78.79.

c.	A lump-sum payment equal to Severance Pay times the then current eligible percentage for the Company’s contribution to the Xylem retirement savings plans as provided under the SSESPP.
d.	The Company’s portion of health and life insurance premiums under the SSESPP.
e.	A lump-sum payment equal to the cost of outplacement services for one year following the termination under the SSESPP.

CEO Pay Ratio

Mr. Decker’s annual total compensation for 2019 was $8.3 million as disclosed in the Summary Compensation Table. The annual total compensation of the employee identified at median was $50,000.  As a result, the ratio of these amounts was 166:1.

We identified the median compensated individual of all our employees (excluding the CEO) through the following process:

•	We used the global employee population active as of December 31, 2019. This included all full-time, part-time, temporary and seasonal workers.
•

To identify the median employee, we used the following consistently applied compensation measure for 2019: salary, annual incentive, commission, bonus, overtime pay and grant date fair value of any long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2019, compensation was annualized.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated

60  | Xylem 2020 Proxy Statement

employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to the shares of Xylem common stock that may be issued under equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	3,003,397(2)	$48.56(3)	5,767,044
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	3,003,397	$48.56(3)	5,767,044

(1)	Includes the Xylem 2011 Omnibus Incentive Plan and ITT 2003 Equity Incentive Plan.
(2)	The amount includes 2,039,932 shares of stock options, 512,153 shares underlying restricted stock and RSUs, and 451,312 shares underlying PSUs at target.
(3)	Represents weighted average exercise price of outstanding stock options only.

VOTING AND MEETING INFORMATION

Who is entitled to vote? You can vote if you owned shares of Xylem’s common stock as of the close of business on March 16, 2020, the record date. On the record date, 179,915,977 shares of Xylem common stock were outstanding. Each share is entitled to one vote.

What is the difference between a registered owner and a beneficial owner? If the shares you own are registered in your name directly with our transfer agent, Equiniti Trust Company, you are the “registered owner” and the shareholder of record with respect to those shares.

If the shares you own are held in a stock brokerage account, bank, one of Xylem’s employee savings plans or by another holder of record, you are considered the “beneficial owner.”  As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.

How do I vote? We encourage you to vote as soon as possible, even if you plan to attend this year’s virtual Annual Meeting to be held exclusively via webcast.

•	If you are a “registered owner,” you can vote either online during the Annual Meeting or by proxy.
•

If you are a “beneficial owner,” you can vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and would like to vote online during the virtual Annual Meeting, you will need to obtain a written proxy, executed in your favor, from the shareholder of record (your bank or broker).

•

If your shares are held through one of Xylem’s employee savings plans, you can vote by submitting voting instructions to your plan trustee. Your shares cannot be voted online during the Annual Meeting.

Xylem 2020 Proxy Statement  |  61

If you choose to vote by proxy, you can do so in one of three ways:

By Internet	By Telephone	By Mail
www.proxyvote.com	1-800-690-6903 (United States and Canada only)	Mark, date and sign your proxy card or voting instruction form and return it in envelope provided

How do I vote if I am a participant in one of Xylem’s employee savings plans? If you participate in any of the Xylem savings plans for employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Xylem plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for shares in Xylem savings plan accounts must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 8, 2020.

Can I vote by filling out and returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it.

How will my shares be voted at the online Annual Meeting? If you decide to vote by proxy, the persons indicated on your proxy card or voting instruction form (the “proxies”) will vote your shares in accordance with your instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by our Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the Annual Meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

Can I revoke my proxy? You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or by casting a new vote on the Internet or by telephone. You can also send a written notice of revocation to our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573. You can also revoke your proxy by attending the online Annual Meeting and voting online during the Annual Meeting. If you are a registered owner, you can vote your shares online during the Annual Meeting. If you are a beneficial owner, you will need to first obtain a written proxy executed in your favor from your record holder (bank or broker) to be able to vote online during the Annual Meeting.

What is a quorum for the Annual Meeting? A quorum is required in order to hold a valid meeting. To have a quorum, shareholders entitled to cast a majority of votes at the online Annual Meeting must be present online at the Annual Meeting or by proxy. Under Indiana law, where the Company is incorporated, broker non-votes and abstentions do not affect the determination of whether a quorum is present.

How do I attend and participate in the online Annual Meeting? In light of ongoing developments related to the coronavirus (COVID-19), the Annual Meeting is being held in a virtual-only format this year. If you are a shareholder of record as of the close of business on March 16, 2020, you may attend, vote, ask questions and view the list of shareholders of record as of March 16, 2020 during the meeting by logging into the meeting at www.virtualshareholdermeeting.com/XYL2020. To log in, you will need your unique 16-digit control number, which is found on your Notice, proxy card or the instructions that accompanied your proxy materials (in the box marked by an arrow).

If you have questions during the meeting that are pertinent to Xylem and the meeting matters, you may type them at any point during the meeting into the dialog box provided (until the floor is closed to questions). As part of the online Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all questions submitted in accordance with the meeting’s rules of conduct (to be provided at the start of the meeting), as time permits.

The audio broadcast of the Annual Meeting will be archived and available for replay for at least one year at www.virtualshareholdermeeting.com/XYL2020.

62  | Xylem 2020 Proxy Statement

What is broker discretionary voting? Under NYSE rules, brokerage firms may vote in their discretion on certain routine matters on behalf of beneficial owners who have not provided voting instructions. In contrast, brokerage firms are not permitted to vote in their discretion on non-routine matters. Of the matters to be voted on at the Annual Meeting as described in this Proxy Statement, only Proposal 2, the ratification of the appointment of the independent auditor, is considered to be “routine,” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you.

What are the voting requirements to elect the directors and to approve the proposals to be voted on at the Annual Meeting?

Proposal	Vote Required (1)	Broker Discretionary Voting Allowed	Board Recommendation
Election of Directors	Majority of votes cast. Votes cast “for” a director must exceed the votes cast “against” that director	No	FOR
Ratification of the appointment of Deloitte & Touche LLP for 2020	Votes cast “for” the proposal must exceed votes cast “against” the proposal	Yes	FOR
Advisory vote to approve named executive officer compensation	Votes cast “for” the proposal must exceed votes cast “against” the proposal	No	FOR
Shareholder Proposal: Special Shareholder Meeting Improvement	Votes cast “for” the proposal must exceed the votes cast “against” the proposal	No	AGAINST

(1)	Abstentions and broker non-votes are not considered as votes cast and will have no effect on the vote outcome for these matters.

What if a director nominee fails to be elected by a majority of votes cast? Our By-laws provide that in uncontested elections, any director nominee who fails to be elected by a majority of votes cast, but who also is a director at the time, shall promptly provide a written resignation, as a holdover director, to the independent Board Chair or the Corporate Secretary. Our Nominating and Governance Committee will promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and our shareholders, and will make a recommendation as to whether the Board should accept such resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Who counts the votes? Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and an agent of Broadridge will act as one of our Inspectors of Election for the online Annual Meeting. The other Inspector of Election will be an employee of the Company.

Who will pay for the costs of this proxy solicitation? Xylem will pay the cost incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a fee of $10,000. In addition, we may reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies in person, by mail, by telephone or through electronic communications. They will not receive any additional compensation for these activities.

I participate in a Xylem employee savings plan and I am a shareholder of record of shares of Xylem common stock. How many proxy cards will I receive? You will receive only one proxy card. Your Xylem savings plan shares and any shares you own as the shareholder of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee savings plans? As of the close of business on March 16, 2020, the record date, Fidelity Investments, the trustee of the Company stock in the Xylem employee savings plans, held 292,722 shares of Xylem common stock (approximately 0.16% of the outstanding shares).

Where can I find the voting results? Preliminary results will be reported during the online Annual Meeting. We will report final results in a filing with the Securities and Exchange Commission (“SEC”) on Form 8-K.

Xylem 2020 Proxy Statement  |  63

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of providing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our 2020 Proxy Statement and 2019 Annual Report, and voting via the Internet. We expect to mail the Notice and to begin mailing our proxy materials on or about April 1, 2020.

Electronic Delivery of Proxy Materials. If you received a paper copy of this Proxy Statement and would like to receive future proxy statements and annual reports electronically, you can submit your request at www.proxyvote.com, the Internet voting site hosted by Broadridge. Registering for electronic delivery enables you to receive Xylem’s Annual Report and Proxy Statement more quickly and to access them at your convenience, while conserving natural resources and lowering printing and mailing costs.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xylem.com) and click on "About Xylem“ and then click on "Access Financial Information” under the “Investors” heading, and then click on “SEC Filings.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules, are also available without charge to shareholders by writing to our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573.

HOUSEHOLDING – REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and same last name and who do not participate in electronic delivery or Internet access of proxy materials, will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue to receive individual copies. By reducing duplicate mailings, we are able to conserve natural resources and lower the costs of printing and distributing our proxy materials.

If you are currently receiving multiple copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution if you are a beneficial owner. If you are a registered owner, you may contact us by writing to our Corporate Secretary or by emailing investor.relations@xylem.com.

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

64  | Xylem 2020 Proxy Statement

2021 SHAREHOLDER PROPOSALS

Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), shareholder proposals must be submitted in accordance with SEC Rule 14a-8 and must be received by our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573 by no later than the close of business on December 1, 2020.

Director Nominations for Inclusion in our Proxy Materials (Proxy Access). In 2016, we amended our By-laws to permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of Xylem common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to 20% of our existing Board or two nominees, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. Under our By-laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address noted above no earlier than the close of business on November 1, 2020, and no later than the close of business on December 1, 2020. In the event that the date of the 2021 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 150 calendar days prior to the 2021 Annual Meeting and (ii) not later than 120 calendar days prior to the 2021 Annual Meeting or 10 calendar days following the date on which public announcement of the 2021 Annual Meeting is first made, whichever is later.

Director Nominations and Other Proposals to be Brought Before the 2021 Annual Meeting of Shareholders. Under our By-laws, if a shareholder wishes to present other business or nominate a director candidate directly at the 2021 Annual Meeting, rather than for inclusion in our proxy statement, a timely notice of such business or nomination must be received by our Corporate Secretary at the address noted above no earlier than the close of business on December 1, 2020 and no later than the close of business on December 31, 2020. In the event that the date of the 2021 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 120 calendar days prior to the 2021 Annual Meeting and (ii) not later than 90 calendar days prior to the 2021 Annual Meeting or 10 calendar days following the date on which public announcement of the 2021 Annual Meeting is first made, whichever is later. Such notice must comply with the requirements of our By-laws. SEC rules permit management to vote proxies at its discretion in certain cases if the shareholder does not comply with the advance notice provisions of our By-laws.

Xylem 2020 Proxy Statement  |  65

XYLEM INC.  1 INTERNATIONAL DRIVE  RYE BROOK, NEW YORK 10573   WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE  VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.   Internet and telephone voting are available through 11:59 PM (ET)  the day before the Annual Meeting. Your Internet or telephone vote  authorizes the named proxies to vote the shares in the same manner as if  you marked, signed and returned your proxy card. If you vote your proxy  by Internet or by telephone, you do not need to mail back your proxy card.   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com   Use the Internet to vote your proxy. Have your proxy card in hand when you  access the website.   During The Meeting - Go to www.virtualshareholdermeeting.com/XYL2020   You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and  follow the instructions.   VOTE BY TELEPHONE - 1-800-690-6903   Use any touch-tone telephone to vote your proxy. Have your proxy card in hand  when you call.   VOTE BY MAIL   Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.   D04819-P33782   XYLEM INC.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES  LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSAL 4   1. Election of ten members of the Xylem Inc. Board of Directors.  For Against Abstain For Against Abstain   1b.  1a.  Patrick K. Decker  Jeanne Beliveau-Dunn !  !  !  !  !  !  2. Ratification of the appointment of Deloitte & Touche LLP as  our Independent Registered Public Accounting Firm for 2020.  !  !  !  1c.  1d.  Robert F. Friel  Jorge M. Gomez  !  !  !  !  !  !  3. Advisory vote to approve the compensation of our named  executive officers.  !  !  !  1e.  1f.  1g.  Victoria D. Harker  Sten E. Jakobsson  Steven R. Loranger  !  !  !  !  !  !  !  !  !  4. Shareholder proposal to lower threshold for shareholders  to call special meetings from 25% to 15% of Company  stock, if properly presented at the meeting.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE  "AGAINST" PROPOSAL 4  !  !  !  1h. Surya N. Mohapatra, Ph.D. !  !  !  1i. Jerome A. Peribere !  !  !  1j. Markos I. Tambakeras !  !  !  Yes No  For address changes and/or comments, please check this box and write them  on the back where indicated.  !  HOUSEHOLDING ELECTION - Please indicate if you consent  to receive certain future investor communications in a single  package per household.  !  !  (When signing as attorney, executor, administrator, trustee or  guardian, give full title. If more than one trustee, all should sign.)

Annual Meeting of Shareholders   Wednesday, May 13, 2020, 11:00 a.m. (ET)  Online at: www.virtualshareholdermeeting.com/XYL2020   SEC PROXY ACCESS NOTICE   Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held  on Wednesday, May 13, 2020 at 11:00 a.m. (ET) online at www.virtualshareholdermeeting.com/XYL2020: The proxy  materials for Xylem Inc.'s 2020 Annual Meeting of Shareholders, including the 2019 Annual Report and 2020 Notice and  Proxy Statement are available on the Internet at www.proxyvote.com.   D04820-P33782    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC.  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020.   The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Claudia Toussaint, or either of them, each  with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may  properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications  indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies  are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized  to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements.   For participants in a Xylem Retirement Savings Plan:   Under the savings plans, participants are "named fiduciaries" to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings  plan account and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares").  Participants under these plans should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet.  Instructions must be received by Broadridge before 11:59 p.m. (ET), on May 8, 2020. The trustee of the savings plan will vote Undirected Shares in the same  proportion as the shares for which directions are received from participants in the same savings plan, except as otherwise provided in accordance with ERISA.  By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to  vote these shares, by proxy, as designated herein, at the Annual Meeting.   The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at any  adjournments or postponements.   Address Changes/Comments: _______________________________________________________________________________   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)   (Continued, and to be dated and signed on the reverse side)   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019. The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Claudia Toussaint, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. For participants in a Xylem Retirement Savings Plan: Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan account and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). Participants under these plans should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (ET), on May 12, 2019. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received from participants, in the same savings plan, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be dated and signed on the reverse side.)